As filed with the Securities and Exchange Commission on November 2, 2004
                                      An Exhibit List can be found on page II-6.
                                                     Registration No. 333-112784

                      UNITED STATES SECURITIES AND EXCHANGE
                                   COMMISSION
                              WASHINGTON D.C. 20549

                             Amendment No. 3 to the
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               POWERCHANNEL, INC.
                         (Name of small business issuer)

                             Sealant Solutions, Inc.
                     (Former name of small business issuer)

       Delaware                        7379                       65-0952186
(State or other jurisdiction (Primary standard industrial      (IRS Employer
    of incorporation)              code number)           identification number)

                         16 North Main Street, Suite 395
                            New City, New York 10956
                                  (845)634-7979
              (Address and telephone number of principal executive
                    offices and principal place of business)

                     Steven Lampert, Chief Executive Officer
                               POWERCHANNEL, INC.
                         16 North Main Street, Suite 395
                            New City, New York 10956
                                  (845)634-7979
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Richard A. Friedman, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------- --------------------- -------------------- ---------------------- --------------------
Title of each class                          Proposed maximum     Proposed maximum
of securities to be    Amount to be          offering price per   aggregate offering     Amount of
registered             registered            share                price                  registration fee
---------------------- --------------------- -------------------- ---------------------- --------------------
Common stock, $.01       10,270,365          $.36(1)              $3,697,331.40          $   468.45
par value per share
---------------------- --------------------- -------------------- ---------------------- --------------------
Common stock, $.01        4,975,000          $.75(2)              $3,731,250.00          $   472.75
par value per share,
issuable upon
exercise of common
stock purchase
warrants
---------------------- --------------------- -------------------- ---------------------- --------------------
Common stock, $.01        1,200,000          $.40(3)              $  480,000.00          $    60.82
par value per share,
issuable upon
exercise of stock
options
---------------------- --------------------- -------------------- ---------------------- --------------------
Common stock, $.01        1,200,000          $.36(4)              $  432,000.00          $    57.73
par value per share,
issuable upon
exercise of stock
options
---------------------- --------------------- -------------------- ---------------------- --------------------
Total                    17,645,365                               $8,340,581.40          $ 1,056.75*
---------------------- --------------------- -------------------- ---------------------- --------------------

*Previously paid (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on June 25, 2004, which was $.36 per share.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the higher of the exercise price of $.75 or the registration fee computed in accordance with Rule 457(c).

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the higher of the exercise price of $.40 or the registration fee computed in accordance with Rule 457(c).

(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the higher of the exercise price of $.20 or the registration fee computed in accordance with Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2004

                               Powerchannel, Inc.
                              17,645,365 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 17,645,365 shares of our common stock, including 10,270,365 shares of common stock, up to 4,975,000 issuable upon the exercise of common stock purchase warrants and 2,400,000 shares of common stock issuable upon exercise of options. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "PWRC". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on September 8, 2004, was $.25.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2004.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by PowerChannel, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               PowerChannel, Inc.

Our principal service is the provision low-cost access to the Internet together with the physical hardware to deliver it through the use of the consumer's existing television. We are presently focusing primarily on the Hispanic market, using a bilingual (English/Spanish) approach to meet the needs of the differing generations within the Hispanic community, and offering value to the subscriber through offers, discounts, coupons and prizes. We have our operations in New York. We have formed a number of strategic alliances and commercial relationships designed in aggregate to enable us to offer our services including low-cost hardware and access to the Internet available through the television. The alliances and relationships will focus initially on the Hispanic markets in Los Angeles and New York. During the quarter ended June 30, 2004 we had sales of approximately $45,000 and sales returns of approximately $84,000, resulting in net negative sales of approximately $39,000. For the quarter ended June 30, 2004 we generated net losses of $2,384,256 as compared to $25,983 for the comparable period in 2003. In addition, for the year ended December 31, 2003, we generated revenues in the amount of $95,083 and incurred losses in the amount of $4,393,962. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report covering our financial statements for the year ended December 31, 2003, have expressed substantial doubt about our ability to continue as going concern.

Our principal offices are located at 16 North Main Street, Suite 395, New City, New York 10956, and our telephone number is (845) 634-7979. We are a Delaware corporation.

------------------------------------------------------------ ------------------------------------------------
The Offering
------------------------------------------------------------ ------------------------------------------------
Common stock offered  by selling                             17,645,365 shares of common stock, including
stockholders.....................                            10,270,365 shares of common stock, up to
                                                             4,975,000 shares of common stock underlying
                                                             common stock purchase warrants and up to
                                                             2,400,000 shares of common stock underlying
                                                             options, assuming full exercise of the common
                                                             stock purchase warrants and options.  This
                                                             number represents 53.9% of our total number of
                                                             shares outstanding assuming the exercise of
                                                             all common stock purchase warrants and options.

------------------------------------------------------------ ------------------------------------------------
Common stock to be outstanding after the                     Up to 34,044,829 shares assuming the exercise
offering.....................                                of all common stock purchase warrants and
                                                             options.

------------------------------------------------------------ ------------------------------------------------
Use of proceeds                                              We will not receive any proceeds from the sale
                                                             of the common stock.  However, we will receive
                                                             the exercise price for any shares of common
                                                             stock delivered in connection with the
                                                             exercise of the common stock purchase warrants
                                                             and options.  We expect to use the proceeds
                                                             received from the exercise of the common stock
                                                             purchase warrants and optiosn, if any, for
                                                             general working capital purposes.  We have
                                                             received gross proceeds in the amount of
                                                             $2,487,500 from the sale of common stock and
                                                             common stock purchase warrants.

------------------------------------------------------------ ------------------------------------------------

                                      2

------------------------------------------------------------ ------------------------------------------------
OTCBB Symbol                                                 PWRC

------------------------------------------------------------ ------------------------------------------------

The above information regarding common stock to be outstanding after the offering is based on 26,669,829 shares of common stock outstanding as of September 8, 2004 and assumes the exercise of warrants by our selling stockholders. However, it should be noted that our outstanding shares of common stock excludes 2,315,531 shares of common stock that we may be required to issue, as of June 30, 2004, to Knightsbridge Holdings LLC pursuant to that certain Engagement Letter entered on June 23, 2003.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks relating to our company

We have a history of losses since our inception and expect to incur losses for the foreseeable future.

We incurred net losses for the year ended December 31, 2003 of $4,393,962 and during the quarter ended June 30, 2004 we had sales of approximately $45,000 and sales returns of approximately $84,000, resulting in net negative sales of approximately $39,000.. We have not yet achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future as we fund acquisitions, operating and capital expenditures in areas such as establishment and expansion of markets, sales and marketing, operating equipment and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.

We have a limited operating history in which to evaluate our business

Although our predecessor was in business for eight years, we have been in business less than one year. We have limited operating history and limited assets. Our limited financial resources are significantly less than those of other companies, which can develop a similar product in the U.S.

If we do not obtain additional cash to operate our business, we may not be able to execute our business plan and may not achieve profitability.

In the event that cash flow from operations is less than anticipated and we are unable to secure additional funding to cover these added losses, in order to preserve cash, we would be required to further reduce expenditures and effect further reductions in our corporate infrastructure, either of which could have a material adverse effect on our ability to continue our current level of operations. To the extent that operating expenses increase or we need additional funds to make acquisitions, develop new technologies or acquire strategic assets, the need for additional funding may be accelerated and there can be no assurances that any such additional funding can be obtained on terms acceptable to us, if at all. If we are not able to generate sufficient capital, either from operations or through additional financing, to fund our current operations, we may not be able to continue as a going concern. If we are unable to continue as a going concern, we may be forced to significantly reduce or cease our current operations. This could significantly reduce the value of our securities, which could result in our de-listing from the OTC Bulletin Board and cause investment losses for our shareholders.

Our Independent Auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

For the year ended December 31, 2003, our independent auditors stated that our financial statements for the year ended December 31, 2003 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies from our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our future success is dependent, in part, on the performance and continued service of our President.

Our performance and future operating results are substantially dependent on the continued service and performance of Steven Lampert, our President, Chief Executive Officer and shareholder. We will rely on Mr. Lampert to develop our business and possible acquisitions. If Mr. Lampert's services become unavailable, our business and prospects would be adversely affected. We do not currently maintain "key man" insurance for any of our executive officers or other key employees and do not intend to obtain this type of insurance until such time as we have positive cash flow and is profitable. The loss of the services of Mr. Lampert could have a material adverse effect on our financial condition, operating results, and, on the public market for our common stock.

Increased competition in the Internet service industry may make it difficult for our company to attract and retain members and to maintain current pricing levels.

We operate in the Internet services market, which is extremely competitive. Our current and prospective competitors include many large companies that have substantially greater market presence, financial, technical, marketing and other resources than we have. We compete directly or indirectly with the following categories of companies:

     o established online service providers, such as America Online, Inc., the Microsoft Network and Prodigy Communications Corporation;

     o    local, regional and national Internet service providers;

     o    national telecommunications companies;

     o regional Bell operating companies, such as BellSouth Corporation and SBC Communications Inc.;

     o personal computer manufacturers with Internet service provider businesses such as Gateway, Inc. and Dell Computer Corporation;

     o    "free access" Internet service providers; and

     o    online cable services; and

     o television manufacturers with "built in Internet capabilities" such as Sony, Toshiba and Mitsubishi.

We will also face competition from companies that provide broadband and other high-speed connections to the Internet, including local and long-distance telephone companies, cable television companies, electric utility companies, and wireless communications companies. These companies may use broadband technologies to include Internet access or Web hosting in their basic bundle of services or may offer Internet access or Web hosting services for a nominal additional charge. Broadband technologies enable consumers to transmit and receive print, video, voice and data in digital form at significantly faster access speeds than existing dial-up modems.

Our competition is likely to increase. We believe this will probably happen as large diversified telecommunications and media companies acquire Internet service providers, as Internet service providers consolidate into larger, more competitive companies and as providers who offer free access to the Internet grow in number and size. Diversified competitors may bundle other services and products with Internet connectivity services, potentially placing us at a significant competitive disadvantage. In addition, competitors may charge less than we do for Internet services, or may charge nothing at all in some circumstances, causing us to reduce, or preventing us from raising, our fees. Furthermore, the increase in "wired" homes with high speed Internet access equipment built directly into the home may prevent us from achieving a substantial member based. As a result, our business may suffer.

Any disruption in the Internet access provided by our company could adversely affect our business, results of operations and financial condition.

Our systems and infrastructure will be susceptible to natural and man-made disasters such as earthquakes, fires, floods, power loss and sabotage. Our systems also will be vulnerable to disruptions from computer viruses and attempts by hackers to penetrate our network security.

We will be covered by insurance from loss of income from some of the events listed above, but this insurance may not be adequate to cover all instances of system failure. Any of the events described above could cause interference, delays, service interruptions or suspensions and adversely affect our business and results of operations.

We must continue to expand and adapt our system infrastructure to keep pace with the increase in the number of members who use the services we expect to provide. Demands on infrastructure that exceed our current forecasts could result in technical difficulties with our servers. Continued or repeated system failures could impair our reputation and brand names and reduce our revenues.

If, in the future, we cannot modify these systems to accommodate increased traffic, we could suffer slower response times, problems with customer service and delays in reporting accurate financial information. Any of these factors could significantly and adversely affect the results of our operations.

If our third party network providers are unable or unwilling to provide Internet access to our members on commercially reasonable terms, we may suffer the loss of customers, higher costs and lower overall revenues.

We provide dial-up access through company-owned points of presence and through third party networks. We will be able to serve our members through the combination of network providers that we deem most efficient. Our ability to provide Internet access to our members will be limited if:

     o our third-party network providers are unable or unwilling to provide access to our members;
     o we are unable to secure alternative arrangements upon termination of third-party network provider agreements; or
     o    there is a loss of access to third-party providers for other reasons.

These events could also limit our ability to further expand nationally and/or internationally, which could have a material adverse affect on our business. If we lose access to third-party providers under current arrangements, we may not be able to make alternative arrangements on terms acceptable to us, or at all. We do not currently have any plans or commitments with respect to alternative third-party provider arrangements in areas served by only one network provider. Moreover, while the contracts with the third-party providers require them to provide commercially reliable service to our members with a significant assurance of accessibility to the Internet, the performance of third-party providers may not meet our requirements, which could materially adversely affect our business, financial condition and results of operations.

Our revenues and results of operations will be dependent upon our proprietary technology and we may not be successful in protecting our proprietary rights or avoiding claims that we are infringing upon the proprietary rights of others.

Our success depends in part upon our software and related documentation. We principally rely upon copyright, trade secret and contract laws to protect our proprietary technology. We cannot be certain that we have taken adequate steps to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology.

We could incur substantial costs and diversion of management resources in the defense of any claims relating to proprietary rights, which could materially adversely affect our business, financial condition, and results of operations.

Parties making these claims could secure a judgment awarding substantial damages as well as injunctive or other equitable relief that could effectively block our ability to license our products in the United States or abroad. Such a judgment could have a material adverse effect on our business, financial condition and results of operations. If a third party asserts a claim relating to proprietary technology or information against us, we may seek licenses to the intellectual property from the third party. We cannot be certain, however, that third parties will extend licenses to us on commercially reasonable terms, or at all. If we fail to obtain the necessary licenses or other rights, we could materially adversely affect our business, financial condition and results of operations.

If we fail to grow our user base, we may not be able to generate revenues, decrease per user telecommunications costs or implement our strategy

If we are unable to grow our user base, we may not be able to generate revenues, decrease per-user telecommunications costs or implement our strategy. We intend to generate new users through other distribution channels, such as television, radio and print media advertising, direct marketing campaigns, and bundling, co-branding and retail distribution arrangements. However, we have little practical experience with marketing our service through these channels. If these distribution channels prove more costly or less effective than anticipated, it could adversely impact our ability to grow. We would also be unable to grow our user base if a significant number of our current registered users stopped using our service. We cannot assure you that we will be able to successfully address these issues and retain our existing user base.

Changed in government regulation could decrease our revenues and increase our costs.

Changes in the regulatory environment could decrease our revenues and increase our costs. As a provider of Internet access and e-mail services, we are not currently subject to direct regulation by the Federal Communications Commission. However, several telecommunications carriers are seeking to have communications over the Internet regulated by the FCC in the same manner as other more traditional telecommunications services. Local telephone carriers have also petitioned the FCC to regulate Internet access providers in a manner similar to long distance telephone carriers and to impose access fees on these providers, and recent events suggest that they may be successful in obtaining the treatment they seek. In addition, we operate our services throughout the United States, and regulatory authorities at the state level may seek to regulate aspects of our activities as telecommunications services. As a result, we could become subject to FCC and state regulation as Internet services and telecommunications services converge.

We remain subject to numerous additional laws and regulations that could affect our business. Because of the Internet's popularity and increasing use, new laws and regulations with respect to the Internet are becoming more prevalent. These laws and regulations have covered, or may cover in the future, issues such as:

     o    user privacy;

     o    pricing;

     o    intellectual property;

     o    federal, state and local taxation;

     o    distribution; and

     o    characteristics and quality of products and services.

Legislation in these areas could slow the growth in use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium. Additionally, because we rely on the collection and use of personal data from our subscribers for targeting advertisements shown on our services, we may be harmed by any laws or regulations that restrict our ability to collect or use this data. The Federal Trade Commission has begun investigations into the privacy practices of companies that collect information about individuals on the Internet. In addition, the FTC is conducting an ongoing investigation into the marketing practices of Internet-related companies, including Juno. As part of the FTC's activities, we have been requested to provide, and have provided, marketing-related and customer service-related information to the FTC. Depending on the outcome of the FTC inquiry, we could be required to modify our marketing or customer service practices in a way that could negatively affect our business.

It may take years to determine how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet. Any new legislation or regulation regarding the Internet, or the application of existing laws and regulations to the Internet, could harm us. Additionally, while we do not currently operate outside of the United States, the international regulatory environment relating to the Internet market could have an adverse effect on our business, especially if we should expand internationally.

The growth of the Internet, coupled with publicity regarding Internet fraud, may also lead to the enactment of more stringent consumer protection laws. For example, numerous bills have been presented to Congress and various state legislatures designed to address the prevalence of unsolicited commercial bulk e-mail on the Internet. These laws may impose additional burdens on our business. The enactment of any additional laws or regulations in this area may impede the growth of the Internet, which could decrease our potential revenues or otherwise cause our business to suffer.

Regulation of content and access could limit our ability to generate revenues and expose us to liability

Prohibition and restriction of Internet content and access could dampen the growth of Internet use, decrease the acceptance of the Internet as a communications and commercial medium and expose us to liability. A variety of restrictions on content and access, primarily as they relate to children, have been enacted or proposed, including laws which would require Internet service providers to supply, at cost, filtering technologies to limit or block the ability of minors to access unsuitable materials on the Internet. Because of these content restrictions and potential liability to us for materials carried on or disseminated through our systems, we may be required to implement measures to reduce our exposure to liability. These measures may require the expenditure of substantial resources or the discontinuation of our product or service offerings that subject us to this liability. Further, we could incur substantial costs in defending against any of these claims and we may be required to pay large judgments or settlements or alter our business practices. In addition, our liability insurance may not cover potential claims relating to the Internet services we provide or may not be adequate to indemnify us for all liabilities that may be imposed on us.

We could be exposed to liability for defamation, negligence and infringement.

Because users download and redistribute materials that are cached or replicated by us in connection with our Internet services, claims could be made against us for defamation, negligence, copyright or trademark infringement, or other theories based on the nature and content of such materials. While we have attempted to obtain safe harbor protection against claims of copyright infringement under the Digital Millenium Copyright Act of 1998, there can be no guarantee that we will prevail in any such claims. We also could be exposed to liability because of third-party content that may be accessible through our services, including links to Web-sites maintained by our users or other third parties, or posted directly to our Web-site, and subsequently retrieved by a third party through our services. It is also possible that if any third-party content provided through our services contains errors, third parties who access such material could make claims against us for losses incurred in reliance on such information. You should know that these types of claims have been successfully brought against other online service providers. In particular, copyright and trademark laws are evolving and it is uncertain how broadly the rights provided under these laws will be applied to online environments. It is impossible for us to determine who the potential rights holders may be with respect to all materials available through our services.

We are dependent on strategic marketing alliances as a source of revenues and our business could suffer if any of these alliances are terminated.

We have strategic marketing alliances with a number of third parties, and most of our strategic marketing partners have the right to terminate their agreements with us on short notice. Any termination may result in the substantial loss of members obtained through the alliance. If any of our strategic marketing agreements are terminated, we cannot assure you that we will be able to replace the terminated agreement with an equally beneficial arrangement. We also expect that we will not be able to renew all of our current agreements when they expire or, if we are, that we will be able to do so on acceptable terms. We also do not know whether we will be successful in entering into additional strategic marketing alliances, or that any additional relationships, if entered into, will be on terms favorable to us. Our receipt of revenues from our strategic marketing alliances may also be dependent on factors which are beyond our control, such as the quality of the products or services offered by our strategic marketing partners.

Our company and/or our President and CEO may be subject to fines, sanctions and/or penalties of an indeterminable nature as a result of violations of the Sarbanes Oxley Act of 2002 in connection with loans made to the President and CEO.

During the quarter ended March 31, 2004, we made certain loans to Mr. Steven Lampert, our President and CEO, aggregating $56,607. During this same period the loans were repaid through the payment of cash in the amount of $43,300 and the application of accrued salaries in the amount of $13,307. These loans made to Mr. Lampert violate Section 402 of the Sarbanes Oxley Act of 2002. As a result, despite the fact that such loans were repaid, our company and/or Mr. Lampert may be subject to fines, sanctions and/or penalties. At this time, we are unable to determine the amount of such fines, sanctions and/or penalties that may be incurred by our company and/or Mr. Lampert. The purpose of such loan was for personal use.

We may be required to pay penalties to the investors that participated in our private placement that closed in January 2004 due to the fact that the registration statement registering the shares issued in connection with this private placement has not been declared effective within the required deadline. If we are required to pay such penalties, we may be forced to cease or curtail our operations.

To obtain funding for our ongoing operations, pursuant to an offering conducted under Rule 506 of Regulation D, we sold units to accredited investors with each unit consisting of 50,000 shares of common stock and 50,000 common stock purchase warrants at a price of $25,000 per unit. In connection with this offering, we raised $2,487,500. In connection with this private placement, we agreed to file a registration statement registering the shares of common stock issued and to have such registration statement declared effective by May 29, 2004. In the event a registration statement covering these shares of common stock has not been declared effective by May 29, 2004, we are required to pay a penalty equal to 2% per month on the amount invested by each investor. If we are required to pay this penalty, our working capital will be severely limited and we may be forced to curtail or ceased our operations.

Risks Related To Our Stock

The substantial number of shares that are or will be eligible for sale could cause our common stock price to decline even if the we are successful.

Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As of June 1, 2004, we have outstanding options to purchase 2,400,000 shares. There are also outstanding warrants to purchase 4,975,000 shares of common stock.

A former consultant may be entitled to receive 11.50% of our company's fully diluted outstanding shares which, if we are required to issue these shares, could have a material adverse effect on our financial condition and result in substantial dilution to our stockholders. Further, we will be required to defend any action brought by the consultant which will result in substantial expense to our company.

On June 23, 2003, we entered into an Engagement Letter which requires that we issue to Knightsbridge Holdings LLC, or its designees, an amount of common stock of our company, upon the closing of a merger/acquisition with a public company, in an amount not less than 11.50% of the fully diluted shares of the post merger company. The Engagement Letter further provides that such shares will have full ratchet anti dilution provisions for the term of the Engagement Letter. We believe that Knightsbridge failed to provide the consideration and services that were contracted for, and, as a result, does not intend to issue any additional shares to Knightsbridge. There can be no assurance that Knightsbridge will not commence an action against us relating to its rights to receive the shares, or if instituted, that such action will not be successful. Although we believe that any action which may be commenced would be without merit, and we would vigorously defend any such action, the cost of such litigation can be substantial even if we were to prevail. Further, an unfavorable outcome could have a material adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

The issuance of shares of common stock in connection with the conversion of Series A Convertible Notes may have not have been in compliance with certain state and federal securities laws.

On July 31, 2003, we entered into a Consulting Agreement pursuant to which we engaged the consultant to provide certain advisory services for a one-year term, for an aggregate fee of $250,000. In lieu of payment, the Consultant agreed to accept in the form of a non-recourse assignment of $280,000 Series A Convertible Notes. Following the execution and delivery of the Non-recourse Assignment, the consultant or its assignees, converted $110,539 of the Series A Convertible Notes into 855,000 shares of common stock. The issuance of the shares of common stock in connection with the conversion of the Series A Convertible Notes may not have been in compliance with certain state and federal securities laws due to the fact that the Consultant or its assignees, at the time of the conversion, may not have been the lawful holder in due course of the notes by virtue of the fact that the notes were assigned to them without the consent of the original note holders. It should be noted that we subsequently settled with all of the original note holders and we entered into a settlement with the consultant whereby the remaining portion of the assigned note was cancelled. In addition, any subsequent sale of the shares issuable upon conversion of the notes, may have violated Rule 144 if the consultant sold the shares under Rule 144 and relied upon the holding period of the initial note holder to qualify for such sale. We do not plan to offer rescission at this time. We are currently unable to determine the amount of damages, if any, that it may incur as a result of this issuance, which include, but are not limited to, damages that may result from our company having to rescind the issuance of these shares. The payment of damages could have a material adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

Steven Lampert, our sole officer and a director, entered into an agreement whereby he may be required to transfer his shares of common stock of our company which could result in a change in control of our company.

Steven Lampert has entered into a Confidential Antidilution Agreement dated July 1, 2003 with Michael Fasci, a former director and officer of our company. In consideration for Mr. Fasci agreeing to vote in favor of the reverse merger, we entered into in July 2003, Mr. Lampert agreed to transfer to Mr. Fasci shares of his common stock so that Mr. Fasci's ownership would at all times be maintained at 10% of the outstanding shares of our company. The term of this agreement is for three years. As a result, Mr. Lampert may be required to transfer all or a portion of his shares to Mr. Fasci. If Mr. Lampert is required to transfer all or a portion of his shares this could result in a change in control and a change in management.

We have anti-takeover provisions, which could inhibit potential investors or delay or prevent a change of control that may favor you.

Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

If we cannot operate as a going concern, our stock price will decline and you may lose your entire investment.

Our auditors included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2003 which states that, due to recurring losses from operations since inception ofour company, there is substantial doubt about our ability to continue as a going concern. Our financial statements for the three months ended March 31, 2004 do not include any adjustments that might result from our inability to continue as a going concern. These adjustments could include additional liabilities and the impairment of certain assets. If we had adjusted our financial statements for these uncertainties, our operating results and financial condition would have been materially and adversely affected.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we could receive up to $4,451,250 upon exercise of the common stock purchase warrants and options held by the selling stockholders however there is no assurance that we will receive these proceeds as the warrant holder may not exercise its common stock purchase warrants. We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "PWRC". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

-------------------------------------- ----------------------------- -----------
                                       High                          Low
-------------------------------------- ----------------------- -----------------
2004

-------------------------------------- ----------------------- -----------------
Second Quarter                         $0.83                   $0.25
-------------------------------------- ----------------------- -----------------
First Quarter                          $1.70                   $0.52
-------------------------------------- ----------------------- -----------------

2003

-------------------------------------- ----------------------- -----------------
Fourth Quarter                         $1.20                   $0.09
-------------------------------------- ----------------------- -----------------
Third Quarter                          $1.50                   $0.12
-------------------------------------- ----------------------- -----------------
Second Quarter                         $1.01                   $0.10
-------------------------------------- ----------------------- -----------------
First Quarter                          $2.25                   $0.10

-------------------------------------- ----------------------- -----------------
2002

-------------------------------------- ----------------------- -----------------
Fourth Quarter                         $1.01                   $0.01
-------------------------------------- ----------------------- -----------------
Third Quarter                          $0.04                   $0.01
-------------------------------------- ----------------------- -----------------
Second Quarter                         $0.04                   $0.01
-------------------------------------- ----------------------- -----------------
First Quarter                          $0.10                   $0.02
-------------------------------------- ----------------------- -----------------

As of September 8, 2004, there were 26,669,829 shares of common stock outstanding.

As of September 8, 2004, there were approximately 3,020 stockholders of record of our common stock. This does not reflect those shares held beneficially or those shares held in "street" name.

We have not paid cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.

Equity Compensation Plan Information

We currently do not have securities remaining available for the future issuance of under equity compensation plans.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


Business Summary

We provide low-cost access to the Internet. In order to accomplish this, we also provide the physical hardware to deliver it through the use of the consumer's existing television. We are primarily focused on the Hispanic market, using a bilingual (English/Spanish) approach to meet the needs of the differing generations within the Hispanic community. Our home page offers the subscriber an English/Spanish language option at the click of a button. Our portal points the subscriber to all the major Hispanic portals and to links with Hispanic commercial, educational and community sites. The reach of our links is designed to embrace the full extent of diverse Hispanic cultural and ethnic interests. As we develop, we will continue to utilize the already existing and successful Hispanic-specific content of others to enhance the practical sense of community that its planned household penetration creates.

Acquisition of a Controlling Interest in Powerchannel Europe PLC

On May 31, 2004, we acquired 13.47% of Powerchannel Europe PLC ("PCE") for $54,898 from Internet Investors, Inc. , a wholly owned subsidiary of Long Distance Direct Holdings, Inc. ("LDH"). Mr. Lampert, our sole executive officer and a director, resigned as an officer and a director of LDH on December 31, 2002 and currently owns approximately 9% of the issuance and outstanding shares of common stock of LDH.

On June 30, 2004, we acquired 38.44% of PCE for $77,455 from Mr. Steven Lampert, our Chief Executive Officer and a director, and Michael Preston. Mr. Preston has occasionally served as a consultant to our company and owns a limited number of our shares of common stock. We issued 286,687 shares of common stock to Mr. Lampert and Mr. Preston as consideration for the PCE shares. Concurrently therewith, the 286,687 shares were returned to us by Mr. Lampert and Mr. Preston as capital contributions.

At June 30, 2004, our ownership in PCE increased to 70.41% and the accounts of PCE have been included in our consolidated financial statements. The transaction has been accounted for under the purchase method. Accordingly, the consolidated statements of operations will include PCE's results of operations from June 30, 2004. Prior to June 30, 2004, we had accounted for its investment in PCE under the equity method and has recorded a loss from the unconsolidated affiliate in the amount of $48,000 for the six months ended June 30, 2004. PCE does not engage in any operations however it was formally engaged in the providing of Internet access.

Results of Operations

Six Months Ended June 30, 2004 compared to Six Months Ended June 30, 2003

Revenues

During the six ended June 30, 2004 we had sales of approximately $148,366. During the six months ended June 30, 2003, we did not generate any revenue. The reason for the increase in the revenues was the commencement of our new business of providing low cost Internet access.

Costs and Expenses

Cost and expenses incurred for the six months ended June 30, 2004, aggregated $4,843,663 as compared to $137,153 for the six months ended June 30, 2003. Cost and expenses increased by $4,706,510 for the six months ended June 30, 2004 when compared to the comparable period of the prior year. This increase resulted from the following:

     o    Cost of sales of $136,462 during the six months ended June 30, 2004;
     o write down of inventories of $21,593 during the six months ended June 30, 2004;
     o selling, general and administrative expenses for the six months ended June 30, 2004 was $976,047, as compared to $137,153 during the six months ended June 30, 2003, which represents an increase of $838,894; and
     o we recognized stock based compensations in the amount of $3,709,561 during the six months ended June 30, 2004 as compared to none during the six months ended June 30, 2003.

Net Loss

The net loss was $4,759,461 for the six months ended June 30, 2004, as compared to a net loss of $140,179 for the six months ended June 30, 2003. The net loss increased by $4,619,282 from the previous period primarily as a result of the reasons set forth above.

Three Months Ended June 30, 2004 compared to Three Months Ended June 30, 2003

Revenues

During the quarter ended June 30, 2004 we had sales of approximately $45,000 and sales returns of approximately $84,000, resulting in net negative sales of approximately $39,000. During the three months ended June 30, 2003, we did not generate any revenue. The reason for the generation of net negative sales was the return of a majority of our set-top terminals previously delivered to ISS-LG, Inc. for sale in Puerto Rico. Revenues from the sale of our set-top boxes are recognized at the time of shipment to the customer. As a result, the revenues were booked upon shipment of the set top boxes to ISS-LG, Inc., which were subsequently returned. Access fees are deferred and amortized over the life of the subscription.

Costs and Expenses

Cost and expenses incurred for the three months ended June 30, 2004, aggregated $2,285,000 as compared to $24,457 for the three months ended June 30, 2003. Cost and expenses increased by $2,260,543 for the three months ended June 30, 2004 when compared to the comparable period of the prior year. This increase resulted from the following:

     o write down of inventories of $21,593 during the three months ended June 30, 2004;
     o selling, general and administrative expenses for the three months ended June 30, 2004 was $446,705, as compared to $24,457 during the three months ended June 30, 2003, which represents an increase of $422,248; and
     o we recognize stock based compensations in the amount of $1,867,740 during the three months ended June 30, 2004 as compared to none during the three months ended June 30, 2003.

Net Loss

The net loss was $2,384,256 for the three months ended June 30, 2004, as compared to a net loss of $25,983 for the three months ended June 30, 2003. The net loss increased by $2,358,273 from the previous period primarily as a result of the reasons set forth above.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements for the three months ending June 30, 2004.


Results of Operations - Year Ended December 31, 2003 compared to Year Ended December 31, 2002

Revenues

We generated $95,083 of revenues during the year ended December 31, 2003. During the year ended December 31, 2002, we had no revenues. The reason for the increase in the revenues was our change in our business plan in connection with its reverse merger in July 2003. Revenues from the sale of our set-top boxes are recognized at the time of shipment to the customer. Access fees are deferred and amortized over the life of the subscription.

Costs and Expenses

Cost and expenses incurred for the year ended December 31, 2003, aggregated $5,157,548 as compared to $2,007,652 for the year ended December 31, 2002. Cost and expenses increased by $3,149,896 for the year ended December 31, 2003 when compared to the previous year. This increase resulted from the following:

     o cost of sales for the year ended December 31, 2003 was $5,811 as compared to none for the year ended December 31, 2002, which such increase was the result of our change in its business plan in connection with its reverse merger in July 2003;

     o we recognized a charge of $443,063 representing a write down of our inventories;

     o we incurred an impairment loss on our investment in Powerchannel Europe, PLC, an unconsolidated affiliate, in the amount of $574,000;

     o we incurred a cost related to the settlement of debt in the amount of $111,000; and

     o we recognized stock based compensations in the amount of $2,321,000 during the year ended December 31, 2003 as compared to none during the year ended December 31, 2002.

The foregoing elements of costs and expenses are offset by a decrease in the selling, general and administrative expenses of approximately $1,167,000. We incurred interest expense in the amount of $155,495 for the year ended December 31, 2003.

Net Loss

The net loss was $4,393,962 for the year ended December 31, 2003, as compared to a net loss of $2,074,174 for the year ended December 31, 2002. The net loss increased by $2,319,788 from the previous period primarily as a result of the reasons set forth above.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements for the fiscal year ending December 31, 2003.

Liquidity and Capital Resources

Financial Condition

We generated minimal revenue to date and have financed our operations through sales of our common stock and debt. The future success of our company depends upon our ability to raise additional financing, generate greater revenue, and exit the development stage. There is no guarantee that we will be able to do so.

At June 30, 2004, we had total current assets of $953,502 and total current liabilities of $1,408,085 resulting in a working capital deficit of $454,583. In addition, we had a stockholders deficit of $1,552,707 at June 30, 2004.


We are a development stage company that has a working capital deficit at June

30, 2004 of $454,583 and for the period August 10, 1998 (inception) to June 30, 2004 has incurred net losses aggregating $16,679,200. These factors raise substantial doubt about our ability to continue as a going concern. Management's plans with respect to alleviation of the going concern issues include establishment of strategic partnerships with key suppliers and customers, the raising of capital by the sale of shares of common stock our company, and through potential operating revenues stemming from the sale of set-top boxes and internet access. Continuation of our company is dependent on the following:

     o    consummation of the contemplated financings,
     o    achieving sufficiently profitable operations,
     o    subsequently maintaining adequate financing arrangements and
     o    exiting the development stage.

The achievement and/or success of our company's planned measures, however, cannot be determined at this time.

Capital Resources

We anticipate generating cash to continue our operations either though private sales of our common stock or from capital contributions from our officers and/or directors. In addition, we hope to reach levels of revenue sufficient to meet our operating costs. There is no guarantee that we will be able to reach these levels or generate cash through the sale of our common stock. We currently do not have any agreements or arrangements for financing.

Since the merger in July 2003 through April 2004, our investors have provided funding approximately in the amount of $2,600,000 in cash, and various parties have provided services valued at approximately $5,000,000, in consideration for the issuance of securities issued or to be issued. To obtain funding for our ongoing operations, pursuant to an offering conducted under Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, we sold units to accredited investors with each unit consisting of 50,000 shares of common stock and 50,000 common stock purchase warrants at a price of $25,000 per unit. In connection with this offering we issued an aggregate of 4,975,000 shares of common stock and 4,975,000 common stock purchase warrants for an aggregate purchase price of $2,487,500. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at an exercise price of $.75 per warrant. At anytime after the filing of this registration statement, we may call the warrants when the five-day average closing bid price of the common stock equals or exceeds $1.00. The warrants are exercisable for a period of thirty-six months.

We need to raise an additional $2,000,000 during the next 12 months to effectively institute our business plan to market and distribute our products. We are currently seeking debt and/or equity financing arrangements to provide an alternative source for our future capital needs. We currently do not have any agreements or arrangements for financing. There can be no assurance that we will be able to obtain this capital on acceptable terms, if at all. In such an event, this may have a materially adverse effect on our business, operating results and financial condition. The following discusses the manner in which we will utilize our material funding requirements of $2,000,000:

-------------------------------------------- -----------------------------------
Expense                                      Amount
-------------------------------------------- -----------------------------------
Working Capital                              $800,000
-------------------------------------------- -----------------------------------
Marketing                                    $750,000
-------------------------------------------- -----------------------------------
Professional Expenses                        $250,000
-------------------------------------------- -----------------------------------
General and Administrative                   $200,000
-------------------------------------------- -----------------------------------

Related Party Loans

During the quarter ended March 31, 2004, we made certain loans to the President and CEO, aggregating $56,607. During this same period the loans were repaid through the payment of cash in the amount of $43,300 and the application of accrued salaries in the amount of $13,307. These loans made to Mr. Lampert violate Section 402 of the Sarbanes Oxley Act of 2002. As a result, despite the fact that such loans were repaid, our company and/or Mr. Lampert may be subject to fines, sanctions and/or penalties. At this time, we are unable to determine the amount of such fines, sanctions and/or penalties that may be incurred by our company and/or Mr. Lampert. The purpose of such loan was for personal use.

Additional Transactions

In February 2000, we issued Series A Convertible Notes (the "Series A Notes") in the aggregate amount of $280,000 to several investors (the "Original Holders").

On June 23, 2003, we entered into an Engagement Letter with Knightsbridge Holdings, LLC, ("Knightsbridge") pursuant to which we engaged Knightsbridge to provide certain consulting and related services for a one-year term. As consideration for the services to be rendered under the Engagement Letter, we issued an aggregate of 625,000 shares of common stock valued at $625,000 to Knightsbridge. The Engagement Letter provides that we issue to Knightsbridge, or our designees, an amount of common stock of our company, upon the closing of a merger/acquisition with a public company, in an amount not less than 11.50% of the fully diluted shares of the post merger company. The Engagement Letter further provides that such shares will have full ratchet anti dilution provisions for the term of the Engagement Letter. We believe that Knightsbridge failed to provide the consideration and services that were contracted for, and, as a result, do not intend to issue any additional shares to Knightsbridge. We have reserved for issuance however, 1,504,193 shares of common stock valued at $1,045,191 based upon the terms of the Engagement Letter and during the quarter ended March 31, 2004 we have reserved an additional 797,538 shares valued at $763,923. Such 2,301,731 shares of common stock to be issued have been reported as a component of stockholders' deficit. The value of these shares to be issued along with the original 625,000 shares issued is being amortized over one year and the remaining life of the contract. Amortization reported as stock based compensation amounted to $688,502 for the quarter ended March 31, 2004. There can be no assurance that Knightsbridge will not commence an action against us relating to our rights to receive the shares, or if instituted, that such action will not be successful. Although we believe that any action which may be commenced would be without merit, and we would vigorously defend any such action, the cost of such litigation can be substantial even if we were to prevail. Further, an unfavorable outcome could have a material adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

As of December 31, 2003, we have reserved for issuance however, 1,504,193 shares of common stock valued at $1,045,191 based upon the terms of the Engagement Letter and during the quarter ended March 31, 2004 we have reserved an additional 797,538 shares valued at $763,923. Such 2,301,731 shares of common stock to be issued have been reported as a component of stockholders' deficit. The value of these shares to be issued along with the original 625,000 shares issued is being amortized over one year and the remaining life of the contract.

On June 25, 2003, we borrowed $112,000 (the "June 2003 Note") from Knightsbridge pursuant to that certain Promissory Note and Security Agreement entered with Knightsbridge. In connection with the June 2003 Note, we granted a security interest in all of our inventory. In addition, several stockholders, including Steven Lampert, our CEO, pledged their shares to Knightsbridge to secure the June 2003 Note.

In December 2003, $20,000 principal amount of the Series A Notes was paid to one holder, and in January 2004 we paid an aggregate of $215,695 principal to four note holders. At March 31, 2004, the remaining balance due on these notes was $44,305.

In May 2004, our company and Churchill Investors, Inc. entered into a mutual release whereby the parties released each other from all obligations with respect to the Consulting Agreement and the Non-recourse Assignment. In addition, Churchill agreed to reassign the remaining outstanding balance of the Series A Notes in the amount of $169,461 to us and we agreed to indemnify Churchill for any losses that may arise from claims instituted by third party purchasers of shares issued upon conversion of the Series A Notes.

In addition, in May 2004, we paid off the balance owed in connection with the June 2003 Note. Simultaneously with such payment of the outstanding balance of the June 2003 Note, Knightsbridge agreed to

     o    release its security interest on our inventory; and
     o return all of the shares that had been pledged to it as collateral for the June 2003 Note.

In addition, our company and Knightsbridge entered into a mutual release whereby the parties released each other from all obligations with respect to the June 2003 Note.

On April 22, 2004, the Company issued 120,000 shares of common stock to Michael Fasci, a former director and officer of the Company. The Company issued these shares in consideration for the forgiveness of debt owed to Mr. Fasci by Advantage Fund I, LLC, which such debt was assumed by the company in connection with a settlement agreement entered with Advantage Fund LLC.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Principals of Consolidation

The consolidated financial statements include the accounts of PowerChannel, Inc. and its wholly owned and majority owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

Inventories

Inventories are stated at the lower of cost or market on a first-in, first-out basis. We have recognized a loss of $443,063 during the year ended December 31, 2003 related to the valuation of its inventories.

Investment in PowerChannel Europe PLC

The investment in an unconsolidated affiliate, PowerChannel Europe PLC, over which we exercise significant influence but not control, is accounted for by the equity method. As of December 31, 2003 we have recognized an other than temporary loss in value of this investment and accordingly has reduced the carrying amount down to zero.

Deferred Offering Costs

Deferred offering costs represent costs incurred in connection with a proposed offering of our securities. Upon successful completion of the proposed offering such costs will be charged to additional paid-in capital. These deferred offering costs represent the issuance of 35,000 shares of common stock valued at $14,000. Accordingly, deferred offering costs are reported as a component of stockholders' deficit.

Revenue Recognition

Revenues from the sale of set-top boxes are recognized at time of shipment to customer. Access fees are deferred and amortized over the life of the subscription.

Foreign Currency Translation

Receivables of our company's unconsolidated UK Affiliate is translated to US dollars using the current exchange rate for assets and liabilities. Gains or losses resulting from foreign currency translation are included as a component of other comprehensive income (loss).

Comprehensive Income (Loss)

Comprehensive income (loss) which is reported on the accompanying consolidated statement of stockholders' deficit as a component of accumulated other comprehensive income (loss) consists of accumulated foreign translation gains and losses.

Stock-Based Compensation

As permitted under FAS No. 123, "Accounting for Stock-Based Compensation", we have elected to follow Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees", and related interpretations in accounting for stock-based awards to employees. Accordingly, compensation cost for stock options and restricted stock grants is measured as the excess, if any, of the market price of our common stock at the date of grant over the exercise price. Warrants and options issued to nonemployees are accounted for using the fair value method of accounting as prescribed by FAS No. 123 and Emerging Issues Tak Force ("EITF") No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". Compensation costs are amortized in a manner consistent with Financial Accounting Standards Board Interpretation No. 28 (FIN No. 28), "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans". We use the Black-Scholes option pricing model to value options, restricted stock grants and warrants granted to nonemployees.


Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per share is computed based by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Common stock issued and outstanding with respect to the pre-merger Sealant stockholders has been included since January 1, 2001.

Because we are incurring losses, the effect of stock options and warrants is antidilutive. Accordingly, our presentation of diluted net loss per share is the same as that of basic net loss per share.

Pro-forma weighted average shares outstanding includes the pro-forma issuance of 1,504,953 common shares reserved to be issued pending potential litigation (see
Note 11).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Recent Accounting Pronouncements

In August 2001, the Financial Accounting Standards Board ("FASB") issued FAS No. 143 (FAS 143), "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" which is required to be adopted in fiscal years beginning after June 15, 2002. FAS 143 establishes accounting standards for the recognition of and measurement of an asset retirement obligation and its associated asset retirement cost.

In April 2002, the FASB issued FAS No. 145 (FAS 145), "Recission of FASB Statements No. 4, 44 and 64, amendment of FASB Statement No. 13, and Technical Corrections," which among other matters, limits the classification of gains and losses from extinguishments of debt as extraordinary to only those transactions that are unusual and infrequent in nature as defined by APB Opinion No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." FAS 145 is effective no later than January 1, 2003.

In June 2002, the FASB issued FAS No. 146 (FAS 146), "Accounting for Costs Associated with Exit or Disposal Activities." FAS 146 generally requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. This pronouncement is effective for exit or disposal activities initiated after December 31, 2002.

In May 2003, the FASB issued FAS No. 150 (FAS 150), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement affects the classification, measurement and disclosure requirements of certain freestanding financial instruments including mandatorily redeemable shares. FAS 150 is effective for all financial instruments entered into or modified after May 31, 2003.

In August 2001, the FASB issued FAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement supercedes FAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", and amends Accounting Principles Board ("APB") Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". FAS No. 144 retains the fundamental provisions of FAS No. 121 for recognition and measurement of impairment, but amends the accounting and reporting standards for segments of a business to be disposed of. FAS No. 144 was effective in 2002.

On December 31, 2002, the FASB issued FAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". FAS No. 148 amends FAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition to FAS No. 123's fair value method of accounting for stock-based employee compensation. FAS No. 148 also amends the disclosure provisions of FAS No. 123 and Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While the statement does not amend FAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of FAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of FAS No. 123, or the intrinsic value method of APB Opinion 25, "Accounting for Stock issued to Employees" ("APB 25").

The adoption of FAS 143,144, 145 (other than as noted below), 146 and 150 is not expected to have a material effect on our results of operations or financial position. The adoption of FAS 145 in recording our shares of PowerChannel Europe PLC's 2001 net income was not material.

                                    BUSINESS

Our History

We were incorporated in Delaware in 1995 under the name UC'NWIN Systems, Inc. In August 1999, we changed our name to The Winners Edge.com, Inc. During 1999, as a result of a Chapter 11 Bankruptcy Plan of Reorganization, we acquired the assets of The Winners Edge Licensing Corporation. In addition to the assets, we also acquired a ten-year license with the exclusive right to market the Winners Edge handicapping product renewable for a second ten years. We did not acquire the ownership of the handicapping program. In September 2000, we stopped marketing the Winners Edge handicapping product due to insufficient income. On March 30, 2001, we acquired a roofing sealant product, Roof Shield. In July 2001, we changed our name to Sealant Solutions, Inc. In September 2001, we acquired the rights to sell and distribute in the United States the Lady Ole' line of cosmetics products. In February 2002, we entered into a joint venture agreement with IFG Goldstar Cement Company for the entitlement to a royalty payment based upon the sale of certain concrete products. In April of 2002, we sold our rights to the Lady Ole line of cosmetic products. In November of 2002, we agreed to terminate and cancel the remaining term of our licensing agreement with the Winners Edge Licensing Corporation.

On July 21, 2003, pursuant to a Stock Purchase Agreement and Share Exchange, as amended, between our company and PowerChannel, Inc., a Delaware corporation, PowerChannel merged into our company. Pursuant to the Stock Purchase Agreement, PowerChannel ceased to exist and we continued as the surviving corporation. In addition, we changed our name to Powerchannel, Inc. Under this agreement, we issued 10,137,897 shares of our common stock. Such shares are deemed "restricted" as defined under Rule 144 as promulgated under the Securities Act of 1933, as amended. Under the terms of the agreement, we are the acquiring company. The merger was accounted for as a reverse merger, which effectively is a recapitalization of the target company. We subsequently changed our name to PowerChannel, Inc. We currently trade on the OTC Electronic Bulletin Board under the symbol PWRC. Our web site address is www.powerrchannel.net.

Business

Our principal product is low-cost access to the Internet. We offer an on-line service that enables consumers to experience the Internet through their televisions. We provide this service through a set-top terminal that attaches to a television and telephone line and enables consumers to access our subscription-based on-line service. By attempting to reduce the cost and complexity barriers to Internet access, our goal is to make the Internet available to a wider audience than has previously been possible.

We provide the physical hardware that is used to deliver the Internet through the use of the consumer's existing television. We market our product as an "introduction to the Internet". There is no need to buy a computer and there is no need to know how to use one. We are primarily focused on the Hispanic market, using a bilingual (English/Spanish) approach to meet the needs of the differing generations within the Hispanic community, and offering value to the subscriber through offers, discounts, coupons and prizes. We have our operations in New York.

Our home page offers the subscriber an English/Spanish language option at the click of a button. Our portal points the subscriber to all the major Hispanic portals and to links with Hispanic and sometimes non-Hispanic commercial, educational and community sites. The reach of our links is designed to embrace the full extent of diverse Hispanic cultural and ethnic interests. As we develop, we will continue to utilize the already existing and successful Hispanic-specific content of others to enhance the practical sense of community that our planned household penetration creates. Within the next five years we intend to develop our low cost Internet package in such a way that we are capable of providing our prepackaged low cost Internet on a worldwide basis. We intend to focus our marketing efforts on low income communities.

Strategic Alliances

Our goal is to have certain distinct, if not unique, features within a five-year timeframe. These features include a sub-$100 Internet solution and a focus on the Hispanic community. We have specifically targeted the Hispanic Community in the United States, as well as Latin America, as we believe that this market is not properly serviced due to the high cost of various Internet options and the language barrier. In order to more fully service this market, we will need to form strategic alliances and commercial relationships designed in the aggregate to enable us to offer our services, low cost hardware and access to the Internet available through the television, to the Hispanic market, in the United States and Latin America. Theses alliances and relationships, if any, will focus initially on the Los Angeles and New York sectors of the market, in which we have engaged in limited sales of our set-top boxes and related Internet services. To date, in order to access this segment of the industry, we have created the following alliance:

     o Caribe.Net - an Internet solution for Puerto Rico and the Caribbean. Caribe.net intends to provide our Puerto Rican and Caribbean subscribers our pre-paid Internet access bundle with immediate access to the most advanced and experienced Internet access networks in the Caribbean. Caribe.net has local dial-up numbers that cover the entire Island of Puerto Rico. Pursuant to the agreement with Caribe.Net, Caribe.Net has agreed to provide dial up network connectivity to our customers. Caribe.Net is compensated on an hourly basis for its services.

Products, Services and Technology

We offer an Internet on-line service primarily to the Hispanic community that can be accessed by consumers via our set-top terminal which connects to a television and a telephone line. Once our set-top terminal is connected, the user pays an annual fee for unlimited access to the Internet via our network, which performs all of the underlying operations necessary to provide the consumer with access to the Internet.

The Set-Top Terminal

Our set-top terminal, or PowerChannel System, connects to a television and a telephone line to enable the user to access the Internet via our service. In addition to the power cord, the set-top terminal has two cables: one connects to the consumer's television and the other plugs into the telephone line. A t-splitter is also included, which enables the user to plug their telephone and our PowerChannel System into the same phone line. The PowerChannel System incorporate the following features:

     o Simple Installation and Operation: Our set-top terminal utilizes standard electrical and telephone connections to enable consumers to attach the unit to a television and telephone line. Once our set-top terminal is connected to the television and telephone line, the user turns the unit on by pressing the power button, bringing up a brief on-screen registration, requiring the subscriber will have to agree by clicking the "I Agree" which includes name, address, phone number, credit card information and preference information.

     o Browsing Speed and Reliability: We utilize a variety of hardware, software and network technologies to provide consumers with fast and reliable Internet access, Web-based content and e-mail communication. The PowerChannel Systems comes standard with a V90.56k modem. In addition, we employ network management technology that connects the user to any one of the set top box that is purchased by our consumers includes a PCTV 750 Internet appliance, which provides the consumer with Internet access through its television, and a wireless keyboard. In addition, we have customized software that is utilized for authorization and integration purposes. Further, we have entered into agreements with Level 3 and UUNet, which provides the Internet capability to our customers. In addition, we employ network management technology that connects the user to any one of several alternative Internet service providers to help provide a reliable and efficient connection to the Internet even if a particular Internet service provider's network is overloaded or shut down.

     o Infrared Keyboard: Our set top boxes come with a wireless keyboard that has traditional keyboard functions.

Our Network

Our network is accessed through the PowerChannel System and consists of three primary components:

     o    user interface and functionality;
     o    network content and features; and
     o    network operations technology.

         User Interface and Functionality

We designed our bilingual browser for consumer viewing on a television by incorporating certain video techniques such as scrolling screens to indicate vertical page movement and fading to new pages as well as substantially eliminating certain effects such as the piecemeal construction of web pages typical of PC-based browsers, resizable windows and horizontal scroll bars. In addition, our network offers an on-line help function which guides users through certain aspects of the browsing process and introduces the user to certain of our network's features.

         Network Content and Features

Our network currently offers basic services, including unlimited access to the Internet for an annual subscription price. Key features of the our services include the following:

     o The PowerChannel Home Page. The first page seen by the user of our network is our home page. From the home page, the subscriber can access email, chat, shop and explore other areas of the Internet.

     o Search Capability. Our subscribers can search the Internet through third-party search engines. This search capability allows users to search Web sites for information on selected topics by key words input by the user.

     o E-mail. Our network has e-mail capability. Users can send HTML and multimedia enhanced messages to, and receive messages from, anyone with an address on the Internet. In addition, subscribers are allocated designated storage space in order to save e-mail messages for future reference.

          Network Operations Technology

Our network operations are based in San Jose, California. The technology utilized by the our network includes the following:

     o Internet Access and Load-Balancing Technology: We provide users with Internet access service through the use of multiple ISP relationships. We currently utilize a number of different ISPs in order to provide Internet access to our subscriber base. Our network management technology enables us to perform load balancing among various ISPs and to employ a form of least-cost routing across multiple ISPs.

     o Proxy Caching: We are able to cache, transcode, reformat, stream and reorder Web data from individual Web sites for downloading to the user's set-top terminal. The PowerChannel System determines the timing for content updates from standard periodicity data incorporated in many Web sites or from learning algorithms where the periodicity data is not included.

     o Modular Scalablity: We currently maintain our network through the use of multiple workstations. Our network is designed so that it can be scaled to accommodate increased volumes of activity by adding additional workstations to our existing inventory.

     o Security Encryption: Client/server encryption technology is employed to help maintain a secure connection between our network server and our set-top terminal client.

Sales, Marketing and Distribution

The PowerChannel System is distributed primarily through the normal consumer electronics distribution channels to retail stores. We complement this distribution effort by installing the PowerChannel System for demonstration purposes and training the dealers to demonstrate the use of our product.

Manufacturing

We have entered into agreements with various parties to manufacture our set-top terminals. These manufacturers build our set-top boxes according to our specifications.

Customer Service

We provide service and technical support organization to provide first-level customer support services to our subscribers. Our customer support and care team respond to customer service and technical support issues received via e-mail or telephone and is available 24 hours a day, seven days a week.

Patents, Copyrights and Trademarks

We regard our patents, copyrights, trademarks, trade dress, trade secrets and similar intellectual property as critical to our success and we rely upon patent law, copyright law, trademark law, trade secret protection and confidentiality and/or license agreements with our employees, customers, licensees and others to protect our proprietary rights. We have filed United States and foreign patent applications relating to our hardware, client software and network system software inventions. We pursue the registration of our copyrights and trademarks in the United States and internationally. Effective patent, copyright, trademark and trade secret protection may not be available in every country in which our products and services are distributed or made available through the Internet. There can be no assurance that any pending registration or application will be granted or that the denial of any such registration or application would not have a material adverse effect on our business.

Competition

The business of providing Internet access services is extremely competitive, rapidly evolving and subject to rapid technological change. We expect that such competition will continue to intensify. We operate in the same space as many other Internet access companies, such as other computer and TV based ISP services, dial-up ISPs, cable companies, interactive television and other providers of Internet access to the general public. A large number of companies are developing or have introduced devices and technologies to facilitate access to the Internet via a television. In addition, Microsoft currently offers its MSNTV service. Such competitors include suppliers of low-cost Internet access technologies. In addition, manufacturers of television sets have announced plans to introduce Internet access and Web browsing capabilities into their products or through set-top boxes, using technology supplied by them and others. Operators of cable television systems also have offered Internet access in conjunction with cable service. We also competes with internet service providers and commercial on-line services such as AOL and Compuserve. There can be no assurance that ours competitors will not develop Internet access products and services that are superior to, and priced competitively with our products, thereby achieving greater market acceptance than our offerings. Many of our existing competitors, as well as potential competitors, have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than our company. In addition, certain of our current and prospective competitors may be acquired by, receive investments from or enter into other commercial relationships with larger, more well-established and well funded companies. Such competition could have a material adverse effect on our business, operating results and financial condition.

Employees

As of August 20, 2004, we had a total of eight employees, of which three are full time and five are part time. Two of the employees are operating in the areas of engineering, product development, one in marketing and sales and four in finance and administration.

None of our employees is represented by a labor organization, and we are not a party to any collective bargaining agreement. We have never had any employee strike or work stoppage and considers our relations with our employees to be good.

In addition to the above, we have also entered into five consulting agreements, one of which is with James Davidson, a director of our company, for the purpose of obtaining certain corporate planning and financial restructuring advice, as well as assistance with contract negotiation and general business matters. We entered into a consulting agreement with James D. Davidson, a director of our company, pursuant to which Mr. Davidson has agreed to provide certain corporate planning and financial restructuring advice to us for a period of one year. Such services included providing assistance in restructuring the balance sheet, negotiation with creditors and the preparation and review of a private placement memorandum. Thereafter, on January 20, 2004, our company and Mr. Davidson entered into an amended and restated consulting agreement. Pursuant to the consulting agreement, as amended, we have paid Mr. Davidson (i) 1,020,943 shares of common stock with piggyback registration rights and (ii) a cash bonus of $10,000. As these services have fallen outside of the scope of Mr. Davidson's position as an outside director of our company, including governing the general direction of our company, we elected to enter into a consulting agreement with Mr. Davidson to memorialize his additional responsibilities and our obligations. The initial agreement was entered on November 24, 2003 and was amended on January 20, 2004.

Regulation

We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, such as registering to operate a business within each state or the collection of sales tax. However, due to the increasing popularity of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet. Our business is also subject to the FCC regulations for compliance with various suitability mandates in order for our set-top boxes to access the public telephone networks. We have utilized highly reputable testing organizations to ensure our compliance with all safety regulations.

Description of Properties

Our principal executive offices are located at 280 South Mountain Road, New City, New York 10956 and our mailing address is located at 16 North Main Street, Suite 395 New City, New York 10956. Our telephone number is (845)634-7979. The facility is utilized in the following manner:

     o    administrative offices;
     o    professional offices; and
     o    storage and warehousing.

The facility consists of approximately 1,800 square feet and we lease it for $3,000 per month from Steven Lampert, our Chief Executive Officer and director. The lease expires in 2006. We believe that our existing facilities are adequate for our current use.

Legal Proceedings

Except for the following, we are currently not a party to any material legal proceedings.


     o In October 2003, a stockholder alleging investment fraud filed a claim in the Civil Court of the City of New York seeking damages in the amount of approximately $48,000; and

     o In April 2003, a stockholder alleging investment fraud filed a claim in the Supreme Court of Nassau County seeking damages in the amount of $25,000 plus interest. The plaintiff has withdrawn his claim but may commence this action at a future point in time.

     o On July 20, 2004, we filed a complaint in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida against Knightsbridge Holdings, LLC, Advantage Fund I, LLC, Triple Crown Consulting Co., Phoenix Capital Partners, LLC, Churchill Investments, Inc., Alyce B. Schreiber, Robert Press, Benjamin Kaplan, Newbridge Securities Corporation and Anslow & Jacklin, LLP, our former attorneys. We are seeking relief deemed appropriate by the court and to establish a constructive trust over all securities held by the defendants and all proceeds from the sale of such securities. We are also seeking to rescind the Letter Agreement entered with Knightsbridge Holdings, LLC. In its complaint, we alleged fraudulent inducement, breach of contract, conspiracy and breach of fiduciary duty.

     o We have recently received a Notice of Motion seeking a default judgment and attorneys' fees in connection with a complaint filed by AKW Holdings, LLC against our company in the Supreme Court of the State of New York - County of Rockland Index #2693/04. AKW Holdings, LLC is seeking unpaid rents of approximately $160,000 and attorneys' fees. As of the date hereof, we have no knowledge as to whether a default judgment has been entered by the Supreme Court of the State of New York - County of Rockland against our company. We believe this lawsuit is baseless and without merit and intend to vigorously defend this lawsuit.


Management believes that the resolution of these claims will not have a material effect on the financial position or results of operations of our company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors, and their ages and positions are:

-------------------------------------- ---------------------------------- -----------------------------------
                Name                                  Age                              Position
-------------------------------------- ---------------------------------- -----------------------------------
Steven Lampert                         54                                 President, Chief  Executive
                                                                          Officer,  Chief Financial and
                                                                          Chairman of the Board
-------------------------------------- ---------------------------------- -----------------------------------
James Davidson                         54                                 Director
-------------------------------------- ---------------------------------- -----------------------------------

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Steven Lampert, President, Chief Executive Officer, Chief Financial and Chairman of the Board

Steven Lampert was appointed as President, Chief Executive Officer, Chief Financial and Chairman of the Board on July 21, 2003. Mr. Lampert has been the President and Chief Executive Officer of PowerChannel, Inc. since 1998. Prior to 1998, Mr. Lampert co-founded Long Distance Direct and was its Chief Executive Officer from December 1991. Prior to founding Long Distance Direct, Mr. Lampert was President of Comtec, Inc., a New York based telecommunications corporation that provided voice-response telephony services, from November 1985 through November 1991. Prior to 1985, Mr. Lampert served as a Director of Telecommunications for NBC and Corning Labs. Mr Lampert holds a BA degree from Hunter College, New York.

James Davidson, Director

James Dale Davidson, has served as a Director since inception. Mr. Davidson is a private investor and analyst. He founded Agora, Inc. a worldwide publishing group with offices in Baltimore, London, Dublin, Paris, Johannesburg, Melbourne and other cities, The Hulbert Financial Digest and Strategic Investment. In conjunction with Lord Rees-Mogg, co-editor of Strategic Investment and former editor of the Times of London, he co-authored a series of books on financial markets. Mr. Davidson also is a current or recent director of a number of companies, many of which he founded. They include MIV Therapeutics, GeneMax, New Paradigm Capital (Bermuda), Anatolia Minerals Development Corporation, and Wharekauhau Holdings (New Zealand). In addition, Mr. Davidson is a director of Plasmar, S.A. (La Paz, Bolivia) Martinborough Winery Ltd. (New Zealand) and New World Premium Brands Ltd. (New Zealand). He is the editor of Vantage Point Investment Advisory, a private financial newsletter with a worldwide circulation. Mr. Davidson has a B.A., M.A. in Literature, Oxford University, U.K.

The Committees

The Board of Directors does not have a Compensation, Audit or Nominating Committee, and the usual functions of such committees are performed by the entire Board of Directors. The board of directors have determined that at present we do not have an audit committee financial expert. The Board believes that the members of the Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we have been seeking and continue to seek an appropriate individual to serve on the Board of Directors and the Audit Committee who will meet the requirements necessary to be an independent financial expert.


Executive Officers of our company

Officers are appointed to serve at the discretion of the Board of Directors. None of the executive officers or directors of our company have a family relationship with any other executive officer or director of our company.

Code of Ethics

We have adopted our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of our company.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on our review of copies of all disclosure reports filed by directors and executive officers of our company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, we believe that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of our company during 2003, except that Mr. James Davidson failed to file once.

                             EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2003, 2002 and 2001 exceeded $100,000.


                               ANNUAL COMPENSATION


                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Michael E. Fasci (1)      2003       --           --           --             --            --          --            --
  CEO, CFO                2002      37,500         0            0          12,500           --          --            --


Steven Lampert            2003       --           --        $305,000(3)       --            --          --            --
  CEO, CFO                2002(2) $217,017        --           --             --            --          --            --
                          2001(2) $331,003        --           --             --            --          --            --


(1) Mr. Fasci resigned as CEO and CFO in July 2003 and a director in February 2004.
(2) Mr. Lampert received the compensation as an officer and director of PowerChannel, Inc. prior to its merger with Sealant Solutions, Inc.
(3) In connection with services provided, Mr. Lampert received an aggregate of 500,000 shares of common stock valued at $305,000. Of the shares issued, 250,000 of the shares valued at $100,000 were issued under the 2003 Stock Incentive Plan and 250,000 of the shares valued at $205,000 were issued under the 2004 Stock Incentive Plan. All of the shares were registered on a Form S-8 Registration Statement.

Options/SARs Grants During Last Fiscal Year

During the fiscal year ended December 31, 2003, no executive officer or director was granted options to purchase shares of common stock.

Directors and committee members did not receive, and were not eligible for, compensation from us for serving as directors or committee members during the fiscal year ending December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

None.

Executive Employment Agreements

In February 2004, we have entered into an employment agreement with Steven Lampert, our CEO and a director. The employment agreement provides Mr. Lampert with $160,000 per annum in compensation. We currently have no other employment agreements in place with any officers of our company.

Consulting Agreements

We have entered into the following consulting agreements:

o On November 24, 2003, we entered into a consulting agreement with James D. Davidson, a director of our company, pursuant to which Mr. Davidson has agreed to provide certain corporate planning and financial restructuring advice to our company for a period of one year. Such services included providing assistance in restructuring the balance sheet, negotiation with creditors and the preparation and review of a private placement memorandum. Thereafter, on January 20, 2004, our company and Mr. Davidson entered into an amended and restated consulting agreement. Pursuant to the consulting agreement, as amended, we paid Mr. Davidson 1,020,943 shares of common stock with piggyback registration rights and a cash bonus of $10,000. As these services have fallen outside of the scope of Mr. Davidson's position as an outside director of our company, including governing the general direction of our company, we elected to enter into a consulting agreement with Mr. Davidson to memorialize his additional responsibilities and our obligations.

o On November 24, 2003, we entered into a consulting agreement with Salvatore Russo pursuant to which Mr. Russo has agreed to provide certain corporate planning and financial restructuring advice to our company for a period of one year, which was extended for an additional year. This agreement was amended on January 20, 2004 and again on February 9, 2004. As consideration for services provided, Mr. Russo received (i) 450,000 shares of common stock, (ii) 1,460,943 shares of common stock that were registered on Form S-8 Registration Statement,
(iii) the sum of $202,000, (iv) stock options with a term of five years to purchase 1,200,000 shares of common stock at $.20 per share and (v) stock options with a term of five years to purchase 2,000,000 shares of common stock at $1.00 per share. The 750,000 shares of common stock and the shares of common stock issuable upon exercise of the stock options carry piggy back registration rights.

o On November 24, 2003, we entered into a consulting agreement with G. Robert Tatum pursuant to which Mr. Tatum has agreed to provide certain corporate planning and financial restructuring advice to our company for a period of one year. Thereafter, on January 20, 2004, our company and Mr. Tatum entered into an amended and restated consulting agreement. Pursuant to the consulting agreement, as amended, we paid Mr. Tatum (i) 1,010,943 shares of common stock with piggyback registration rights and (ii) a cash bonus of $10,000.

o In December 2003, we entered into a consulting agreement with Cioffi Business Management Services pursuant to which Cioffi Business Management Services agreed to provide certain corporate planning and contract negotiation services for a period of one year, which was subsequently terminated. As consideration for the services, we issued Cioffi Business Management Services 150,000 shares of common stock of our company, which shares have demand and piggyback registration rights. In addition, in February 2004, Cioffi Business Management Services was issued an additional 50,000 shares of common stock.

o On December 12, 2003, we entered into a consulting agreement with Barry Honig pursuant which Mr. Honig agreed to provide certain business advice to us for a period of one year. In consideration for entering into the agreement, we issued 450,000 shares of common stock as well as an option to purchase 1,200,000 shares of common stock at an exercise price of $.40 per share. The shares are exercisable for a period of five years and vest in increments of 250,000 on the first day of each month. To date, we have issued 425,000 shares of common stock that were registered pursuant to a Form S-8 Registration Statement and we are obligated to issue an additional 25,000 shares of common stock. We are required to file a Form S-8 Registration Statement covering the shares and the shares underlying the options. In addition, pursuant to a consulting agreement entered with Mr. Honig in August 2003, we issued Mr. Honig 450,000 shares of common stock that were registered on a Form S-8 Registration Statement. Mr. Honig is the nephew of the wife of Steven Lampert, the Chief Executive Officer and a director of our company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2002, we issued 15,000 restricted shares of common stock to two non-affiliates in full settlement of pending litigation.

In January 2004, we issued 250,000 shares of common stock under our 2004 Stock Incentive Plan to Steven Lampert, our CEO and director, for services rendered. These shares were registered on a Form S-8 Registration Statement.

In January 2004, we issued James Davidson, a director of our company, 750,000 shares of common stock for services rendered as a director. The shares are restricted in accordance with Rule 144 as promulgated under the Securities Act of 1933, as amended.

We currently lease our executive offices from Steven Lampert, our CEO and a director. The facility consists of approximately 1,800 square feet and we lease it for $2,000 per month.

On November 24, 2003, we entered into a consulting agreement with James D. Davidson, a director of our company, pursuant to which Mr. Davidson has agreed to provide certain corporate planning and financial restructuring advice to us for a period of one year. Such services included providing assistance in restructuring the balance sheet, negotiation with creditors and the preparation and review of a private placement memorandum. Thereafter, on January 20, 2004, our company and Mr. Davidson entered into an amended and restated consulting agreement. Pursuant to the consulting agreement, as amended, we have paid Mr. Davidson (i) 1,020,943 shares of common stock with piggyback registration rights and (ii) a cash bonus of $10,000. As these services have fallen outside of the scope of Mr. Davidson's position as an outside director of our company, including governing the general direction of our company, we elected to enter into a consulting agreement with Mr. Davidson to memorialize his additional responsibilities and our obligations. The initial agreement was entered on November 24, 2003 and was amended on January 20, 2004.

On December 12, 2003, we entered into a consulting agreement with Barry Honig pursuant which Mr. Honig agreed to provide certain business advice to us for a period of one year. Mr. Honig's services including related to marketing and included the following:

     o    Developing marketing strategies;
     o    Location of advertisers;
     o    Researching marketing alliances; and
     o    Coordination of sales and support.

In consideration for entering into the agreement, we issued 450,000 shares of common stock as well as an option to purchase 1,200,000 shares of common stock at an exercise price of $.40 per share. The shares are exercisable for a period of five years and vest in increments of 250,000 on the first day of each month. To date, we have issued 425,000 shares of common stock that were registered pursuant to a Form S-8 Registration Statement and we are obligated to issue an additional 25,000 shares of common stock. We are required to file a Form S-8 Registration Statement covering the shares and the shares underlying the options. In addition, pursuant to a consulting agreement entered with Mr. Honig in August 2003, we issued Mr. Honig 450,000 shares of common stock that were registered on a Form S-8 Registration Statement. Mr. Honig is the nephew of the wife of Steven Lampert, the Chief Executive Officer and a director of our company. We believe the fees paid in connection with this transaction are comparable to fees we would have paid in an arms length transaction.

During the quarter ended March 31, 2004, we made certain loans to the President and CEO, aggregating $56,607. During this same period the loans were repaid through the payment of cash in the amount of $43,300 and the application of accrued salaries in the amount of $13,307. These loans made to Mr. Lampert violate Section 402 of the Sarbanes Oxley Act of 2002. As a result, despite the fact that such loans were repaid, our company and/or Mr. Lampert may be subject to fines, sanctions and/or penalties. At this time, we are unable to determine the amount of such fines, sanctions and/or penalties that may be incurred by our company and/or Mr. Lampert. The purpose of such loan was for personal use.

In May 2004, The Lampert Group, an entity 100% owned by Steven Lampert, our Chief Executive Officer and a director, successfully bid on 42,336 set-top boxes auctioned off by S&H Storage & Haulage Ltd. ("S&H") at an aggregate price of approximately $44,000. Prior to the auction, S&H took possession of the set top boxes after Powerchannel Europe PLC had failed to pay for their storage. We then purchased the set-top boxes from The Lampert Group for $44,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 8, 2004

o by each person who is known by us to beneficially own more than 5% of our common stock;

o by each of our officers and directors; and

o by all of our officers and directors as a group.

Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

-------------------------------------- ----------------------------------- ----------------------------------
Name of Beneficial Owner               Common Stock Beneficially Owned     Percentage of Common Stock**
-------------------------------------- ----------------------------------- ----------------------------------
Steven Lampert***                      3,597,025                           13.88%
-------------------------------------- ----------------------------------- ----------------------------------
James Davidson***                      1,024,101                            3.95%
-------------------------------------- ----------------------------------- ----------------------------------

-------------------------------------- ----------------------------------- ----------------------------------
SOS Resources Services, Inc.****       2,475,000                            9.55%
-------------------------------------- ----------------------------------- ----------------------------------
All of executive officers and
directors (2 persons)                  4,621,126                            17.8%
-------------------------------------- ----------------------------------- ----------------------------------

* Less than 1% of the outstanding common stock.

** Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 9, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 26,669,829 shares of common stock outstanding on September 8, 2004, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of September 8, 2004, as described below.

*** Executive officer and/or director.

****SOS Resources Services, Inc. is owned by Sal Russo who has beneficial and dispositive control over the shares of common stock.

                            DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 95,000,000 shares of common stock, par value $.01. As of September 8, 2004, there were 26,669,829 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per shares. As of September 8, 2004, there were no shares of preferred stock outstanding. The board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of the common stock.

We do not have any plans to issue any shares of preferred stock. However, we consider it desirable to have one or more classes of preferred stock to provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise. If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders' meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of the net income per share and net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. As a result, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to our common stock. The board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any such stock on terms which it deems are not in our best interest or the best interests of our stockholders.

Common Stock Purchase Warrants

We currently have 4,975,000 common stock purchase warrants outstanding. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at an exercise price of $.75 per warrant. At anytime after the filing of a registration statement covering the shares of common stock underlying the warrants, we may call the warrants when the five-day average closing bid price of the common stock equals or exceeds $1.00. The warrants are exercisable for a period of thirty-six months from issuance.

Stock Options

We currently have an aggregate of 2,400,000 options outstanding. Of the 2,400,000 outstanding, 1,200,000 are exercisable at a price of $0.20 per share and 1,200,000 are exercisable at a price of $0.40 per share.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer Company, Inc. Their address is 77 Memorial Parkway, Suite 101, Atlantic Highlands, NJ 07716 and their telephone number is 732-872-2727.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize our company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o an exchange distribution in accordance with the rules of the applicable exchange;
o privately-negotiated transactions;
o short sales that are not violations of the laws and regulations of any state or the United States;
o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
o through the writing of options on the shares
o a combination of any such methods of sale; and
o any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                              Shares Beneficially Owned                            Shares Beneficially Owned
                                           -------------------------------                     ----------------------------------
                                              Prior to the Offering(1)                                After the Offering(2)
                                                                                  Total
                                                                            -----------------
                  Name                         Number          Percent           Shares            Number           Percent
                                                                               Registered
Steven Lampert(3)                                3,597,025     13.88%                 500,000   3,097,025           11.95%
Robert Tatum                                     1,010,943      3.90%               1,010,943        0                 0
James Davidson                                   1,024,101      3.95%               1,024,101        0                 0
SOS Resource Services, Inc.(4)                   2,475,000      9.55%               1,650,000     525,000            1.65%
Jonathan Honig                                   1,218,587      4.70%               1,218,587        0                 0
Herbert Hersey                                     499,672      1.93%                 499,672        0                 0
Douglas Clausen                                    420,634      1.62%                 420,634        0                 0
Ronald Hubbard                                      71,428      *                      71,428        0                 0
Barry Zide                                         186,500      *                      50,000     136,500              *
Kenneth Friedman                                   100,000      *                      50,000      50,000              *

Barry Honig(5)                                   1,200,000      4.63%               1,200,000        0                 0
Wolfe, LP(6)                                        50,000      *                      50,000        0                 0
Michael Gleason(6A)                                 50,000      *                      50,000        0                 0
Genesis Microcap, Inc.(7)                          500,000      1.93%                 500,000        0                 0
NeurenbergerKapitalVerwaltung(8)                   100,000      *                     100,000        0                 0
Jeffrey McLaughlin(9)                              100,000      *                     100,000        0                 0
Jerdan Enterprises(10)                             200,000      *                     200,000        0                 0
Peekskill, LLC(11)                                 400,000      1.54%                 400,000        0                 0
Applied Media, Inc.(12)                            200,000      *                     200,000        0                 0
Cambridge Family Partnership(13)                   400,000      1.54%                 400,000        0                 0
OTAPE Investments, LLC(14)                         600,000      2.32%                 600,000        0                 0
Omega Capital Small Cap Fund(15)                   200,000      *                     200,000        0                 0
Douglas F. Welpton Trust(16)                       100,000      *                     100,000        0                 0
LRG Holdings Inc.(17)                              100,000      *                     100,000        0                 0
Tripp Family Trust 1997 (18)                       100,000      *                     100,000        0                 0
North Bar Capital(19)                              100,000      *                     100,000        0                 0
Platinum Partners Value Arbitrage Fund             600,000      2.40%                 600,000        0                 0
LP(20)
Gross Foundation, Inc.(21)                         400,000      1.60%                 400,000        0                 0
Abraham Schwartz(22)                               100,000      *                     100,000        0                 0
Riddell Alexander(23)                              400,000      1.60%                 400,000        0                 0

                                       39

Hazelton Capital Ltd. (24)                         400,000      *                     400,000        0                 0
Professional Traders Fund, LLC(25)               1,000,000      3.86%               1,000,000        0                 0
Reuven Rosenberg(26)                               200,000      *                     200,000        0                 0
Veen Kaila(27)                                     200,000      *                     200,000        0                 0
Marketwise Trading, Inc. (28)                      400,000      1.54%                 200,000        0                 0
Omicron Master Trust (29)                        1,000,000      3.86%               1,000,000        0                 0
Colbart Birnet LP(30)                              200,000      *                     200,000        0                 0
Castle Creek Technology Partners, LLC(31)          800,000      3.09%                 800,000        0                 0
Leonard Cohen(32)                                  100,000      *                     100,000        0                 0
Quentin Olwell(33)                                  50,000      *                      50,000        0                 0
Nathan B. Herzka(34)                               400,000      1.54%                 400,000        0                 0
DDS Inc. Pension(35)                               400,000      1.54%                 400,000        0                 0
Iron Grid(36)                                      100,000      *                     100,000        0                 0
                  TOTAL                                                            17,645,365

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the options and common stock purchase warrants will be issued.

(3) Executive officer and director of our company. Includes 254,652 shares of common stock owned by Karen Lampert, the wife of Steven Lampert.

(4) SOS Resources Services, Inc. is owned by Sal Russo who has beneficial and dispositive control over the shares of common stock. Includes 1,275,000 shares of common stock and 1,200,000 shares of common stock underlying options exercisable at $.20 per share.

(5) Represents 1,200,000 shares of common stock underlying stock options exercisable at $.40 per share.

(6) Represents (i) 25,000 shares of common stock and (ii) 25,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Wolfe, LP is beneficially owned by Gerald Wolfe and Alana Wolfe. Mr. Wolfe may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(6A) Represents (i) 25,000 shares of common stock and (ii) 25,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(7) Represents (i) 250,000 shares of common stock and (ii) 250,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Genesis Microcap, Inc. is a private investment fund that is owned by all its investors and managed by Mr. Wilhelm Ungar. Mr. Ungar may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(8) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. NeurenbergerKapitalVerwaltung is beneficially owned by Ralf P. Schwarz.

(9) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(10) Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Jerden Enterprises is beneficially owned by Myles Jerden. Mr. Jerden may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(11) Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Peekskill LLC is a private investment fund that is owned by all its investors and managed by Mr. Mark Nordlicht . Mr. Nordlicht may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(12) Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Applied Media is beneficially owned by Tony Tseng. Mr. Tseng may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(13) Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Cambridge Family Partnership is beneficially owned by each of its partners and managed by its general partner, Sharon Silber. Ms. Silber may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(14) Represents (i) 300,000 shares of common stock and (ii) 300,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. OTAPE Investments LLC is a private investment fund that is owned by all its investors. Ira M. Leventhal, a US citizen, may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Mr. Leventhal disclaims beneficial ownership.

(15) Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Omega Capital Small Cap Fund is a private investment fund that is owned by all its investors and managed by Mr. Herman Segal. Mr. Segal may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(16) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. David F. Welpton Trust is beneficially owned by each of its beneficiaries and managed by its trustee, David F. Welpton. Mr. Welpton may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(17) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. LRG Holdings Inc. is a private investment company that is owned by all its shareholders and managed by Mr. Shimshon Gross. Mr. Gross may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(18) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Tripp Family Trust 1997 is beneficially owned by each of its beneficiaries and managed by its trustee, John M. Tripp. Mr. Tripp may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(19) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. North Bar Capital is owned by Stephen Schwartz who serves as the President.

(20) Represents (i) 300,000 shares of common stock and (ii) 300,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Platinum Partners Value Arbitrage Fund LP is a private investment fund that is owned by all its investors and managed by Mr. Mark Nordlicht. Mr. Nordlicht may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(21) Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Gross Foundation, Inc. is a private charity foundation that is managed by Mr. Chaim Gross, its President. Mr. Gross may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(22) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(23)Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(24) Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Hazelton Capital Ltd. is a private investment fund that is owned by all its investors and managed by Mr. Andy DeFrancesco. Mr. DeFrancesco may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(25)Represents (i) 500,000 shares of common stock and (ii) 500,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Professional Traders Fund, LLC is a private investment fund that is owned by all its investors and managed by Mr. Marc K. Swickle. Mr. Swickle may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(26)Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(27)Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(28)Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Marketwise Trading Inc. is beneficially owned by Ms. Rachel Gershan.

(29)Represents (i) 500,000 shares of common stock and (ii) 500,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda ("Omicron"), Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of the date of this prospectus, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G) controls Omicron and Winchester.

(30) Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Colbart Birnet LP is controlled by Mr. Eli Levitin, who holds voting power and investment control over such shares.

(31) Represents (i) 400,000 shares of common stock and (ii) 400,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. As investment manager under a management agreement, Castle Creek Partners, LLC may exercise dispositive and voting power with respect to the shares owned by Castle Creek Technology Partners LLC. Castle Creek Partners, LLC disclaims beneficial ownership of such shares. Daniel Asher is the managing member of Castle Creek Partners, LLC. Mr. Asher disclaims beneficial ownership of the shares owned by Castle Creek Technology Partners LLC.

(32) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(33) Represents (i) 25,000 shares of common stock and (ii) 25,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(34) Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share.

(35) Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. DDS, Inc. is managed by Mr. David Klugman.

(36) Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying common stock purchase warrants exercisable at $.75 per share. Iron Grid is owned by Julie King.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. A member of Sichenzia Ross Friedman Ference LLP has received 85,000 shares of common stock, from us for general corporate matters.

                                     EXPERTS

Wolinetz, Lafazan & Company, P.C., Independent Registered Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003, and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

Yohalem Gillman & Company LLP, Independent Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, PowerChannel Holdings, Inc. and subsidiaries financial statements (per merger) for the year ended December 31, 2002 and the for the period from August 10, 1998 (inception) to December 31, 2002 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.


                              CHANGE IN ACCOUNTANTS

On January 23, 2004, we notified Radin Glass & Co., LLP, our independent public accountants, that we were terminating its services, effective as of that date. On January 26, 2004, we engaged Wolinetz, Lafazan & Company, P.C. as our principal independent accountant. This decision to dismiss Radin and engage Wolinetz was ratified by the majority approval of the Board of Directors ofour company.

During the last two fiscal years ended December 31, 2002 and December 31, 2001 and through January 23, 2004, (i) there were no disagreements between our company and Radin on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Radin would have caused Radin to make reference to the matter in its reports on our financial statements, and (ii) Radin's report on our financial statements did not contain any other adverse opinion, disclaimer of opinion, or modification or qualification of opinion, except that Radin's report on the consolidated financial statements for the year ended December 31, 2002 contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern. In addition, Radin resigned as our independent auditors on November 24, 2003. Radin informed our company that the resignation resulted from the fact that we filed our Form 10-QSB on November 14, 2003, for the quarter ended September 30, 2003, without adequate disclosure indicating that a review of the financial statements included therein had not been completed by Radin. Effective as of December 16, 2003, we re-engaged Radin as our independent auditor. On January 5, 2004, we filed an amended Form 10-QSB, which was reviewed by Radin. During the last two most recent fiscal years ended December 31, 2002 and December 31, 2001 and through January 23, 2004, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

     During the two most recent fiscal years and through January 26, 2004, we have not consulted with Wolinetz regarding either:

     o the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Wolinetz concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue;

          or o any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Powerchannel, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                               POWERCHANNEL, INC.

                              FINANCIAL STATEMENTS


For the Three and Six Months Ended June 30, 2004 and 2003

         Condensed Consolidated Balance Sheet                            F-1
         Condensed Consolidated Statement of Operations                  F-2
         Condensed Consolidated Statement of Changes in Stockholders'
           Equity (Deficit)                                              F-3 to
                                                                         F-4
         Condensed Consolidated Statement of Cash Flows                  F-5 to
                                                                         F-7
         Condensed Notes to Consolidated Financial Statements            F-8 to
                                                                         F-14

For the Years Ended December 31, 2003 and 2002 of PowerChannel, Inc. and Subsidiaries

         Report of Independent Registered Public Accountants             F-15
         Report of Independent Certified Public Accountants              F-16
         Consolidated Balance Sheet                                      F-17
         Consolidated Statement of Operations                            F-18
         Consolidated  Statement of Stockholders' Equity (Deficit)       F-19 to
                                                                         F-23
         Consolidated Statement of Cash Flows                            F-24 to
                                                                         F-25
         Notes to Financial Statements                                   F-26 to
                                                                         F-43

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2004
                                   (Unaudited)

                                     ASSETS



Current Assets:
  Cash                                                            $     635,108
  Inventories                                                           129,738
  Accounts Receivable, Net                                               68,375
  Prepaid Expenses                                                        6,378
  Prepaid Consulting Fees                                               113,903
                                                                  --------------
         Total Current Assets                                           953,502

Property and Equipment, Net                                              34,428

Deferred Consulting Fees, Net of Current Portion                         43,991
                                                                  --------------
                                                                  $   1,031,921
                                                                  ==============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Accounts Payable                                                $     660,053
  Accrued Liabilities                                                   633,727
  Convertible Notes Payable                                              44,305
  Deposits Payable                                                       70,000
                                                                  --------------
         Total Current Liabilities                                    1,408,085
                                                                  --------------
Commitments and Contingencies

Minority Interest                                                     1,176,543
                                                                  --------------
Stockholders' Deficit:
  Preferred Stock, Par Value $.01; Authorized 5,000,000 Shares,
    Issued and Outstanding 0 Shares                                           -
  Common Stock, Par Value $.01; Authorized 95,000,000 Shares,
    Issued and Outstanding 26,194,829 Shares                            261,948
  Additional Paid-In Capital                                         17,174,959
  Common Stock to be Issued, 2,315,531 Shares                         1,817,808
  Deferred Offering Costs                                               (14,000)
  Deferred Stock-Based Compensation                                  (2,788,815)
  Accumulated Other Comprehensive Income (Loss)                      (1,325,407)
  Deficit Accumulated in the Development Stage                      (16,679,200)
                                                                  --------------

         Total Stockholders' Deficit                                 (1,552,707)
                                                                  --------------
                                                                  $   1,031,921
                                                                  ==============


    The accompanying notes are an integral part of the financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)


                                                                                                                      For The Period
                                                                   For the Three                For the Six          August 10, 1998
                                                                    Months Ended                Months Ended            (Inception)
                                                                     June 30,                     June 30,                  To
                                                               2004           2003          2004            2003      June 30, 2004
                                                          -------------   ------------   ------------   -----------   -------------
Revenues:
  Gross License Fees - PowerChannel Europe, PLC           $          -    $         -    $         -    $        -    $  1,894,348
  Expenses Reimbursed Pursuant to License Agreement                  -              -              -             -      (1,884,348)
  Net License Income                                                 -              -              -             -          10,000
  Sales - Net (Returns of $84,420 for the Quarter Ended
    June 30, 2004)                                             (39,134)             -        148,366             -         227,924
  Activation Fees                                                    -              -              -             -          15,525
                                                          -------------   ------------   ------------   -----------   -------------
         Total Revenues                                        (39,134)             -        148,366             -         253,449
                                                          -------------   ------------   ------------   -----------   -------------

Costs and Expenses:
  Cost of Sales                                                (51,038)             -        136,462             -         142,273
  Write-Down of Inventories                                     21,593              -         21,593             -         464,656
  Selling, General and Administrative Expenses                 446,705         24,457        976,047       137,153       6,759,263
  Impairment Loss on Investment                                      -              -              -             -         573,887
  Settlement of Debt                                                 -              -              -             -         111,300
                                                          -------------   ------------   ------------   -----------   -------------
  Stock-Based Compensation                                   1,867,740              -      3,709,561             -       6,030,814
                                                          -------------   ------------   ------------   -----------   -------------
        Total Costs and Expenses                             2,285,000         24,457      4,843,663       137,153      14,082,193
                                                          -------------   ------------   ------------   -----------   -------------

Loss Before Loss From Unconsolidated Affiliate
  And Other Income (Expense)                                (2,324,134)       (24,457)    (4,695,297)     (137,153)    (13,828,744)

Loss from Unconsolidated Affiliate                             (48,000)        (1,526)       (48,000)       (3,026)     (2,678,797)

Interest Expense                                               (12,122)             -        (16,164)            -        (171,659)
                                                          -------------   ------------   ------------   -----------   -------------
Net Loss                                                  $ (2,384,256)   $   (25,983)   $(4,759,461)   $ (140,179)   $(16,679,200)
                                                          =============   ============   ============   ===========   =============

Basic and Diluted Net Loss Per Share                      $       (.09)   $        (-)   $      (.19)   $     (.01)
                                                          =============   ============   ============   ===========

Weighted Average Shares Outstanding - Basic and Diluted     26,165,818     11,212,052     24,531,674    11,212,052
                                                          =============   ============   ============   ===========
Pro-Forma Net Loss Per Share (Basic and Diluted)          $       (.08)   $        (-)   $      (.18)   $       (-)
                                                          =============   ============   ============   ===========

Pro-Forma Weighted Average Shares Outstanding
  (Basic and Diluted)                                       28,478,011    $        (-)    26,467,248             -
                                                          =============   ============   ============   ===========

    The accompanying notes are an integral part of the financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
  CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE PERIOD JANUARY 1, 2004 TO JUNE 30, 2004
                                   (Unaudited)

                                                                                                  Deficit
                                                                                        Common    Accumulated
                                                                          Additional    Stock     In The
                                                       Common Stock       Paid-In       to be     Development
                                                    Shares      Amount    Capital       Issued    Stage

                                                 ----------- ----------- ----------- ----------- -------------
Balance at January 1, 2004                       19,139,720    $191,397   $8,465,701  $1,045,191  $(11,919,739)

Shares Issued in January 2004 to Related
Party for Accrued Services                          250,000       2,500      202,500           -             -

Shares Issued in January 2004 for Accrued
Wages and Fees                                      228,122       2,281      184,779           -             -

Shares Issued in January 2004 for Services          128,000       1,280      103,680           -             -

Shares Issued in January 2004 for Services            3,158          32        3,094           -             -

Shares Issued in January 2004 for Services           50,000         500       46,500           -             -

Shares Issued in February 2004 for Services          48,000         480       67,200           -             -

Shares Issued in February 2004 for Services          10,000         100       11,600           -             -

Shares Issued in February 2004 for Services          50,000         500       61,000           -             -

Shares Issued in January 2004 for Services        1,192,829      11,928    1,109,331           -             -

Options Granted in January 2004 for Services              -           -    1,879,735           -             -

Shares in Connection with Letter of Engagement            -           -            -     772,617             -

Shares Issued in February 2004 in Connection
with Private Placement                            4,975,000      49,750    2,437,750           -             -

Expenses of Private Placements                            -           -     (265,000)          -             -

Shares Issued in April 2004 for Accrued Services    120,000       1,200       74,400           -             -

Shares Issued in June 2004 for Purchase of PCE      286,867       2,869       74,586           -             -

Shares Donated Back to Company in June 2004        (286,867)     (2,869)       2,869           -             -

Additional Paid-In Capital Arising from
Consolidation of PCE                                      -           -    2,715,234           -             -

Amortization of Deferred Stock Based
Compensation                                              -                        -           -             -

Comprehensive Income (Loss)

Net Loss                                                  -                        -           -    (4,759,461)
Other Comprehensive Income (Loss)
Equity Adjustment from Translation                        -                        -           -             -

Comprehensive Income (Loss)                               -                        -           -             -
                                                 ----------- ----------- ----------- ----------- -------------
Balance at June 30, 2004                         26,194,829    $261,948  $17,174,959  $1,817,808  $(16,679,200)
                                                 =========== =========== =========== =========== =============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
  CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE PERIOD JANUARY 1, 2004 TO JUNE 30, 2004
                                   (Unaudited) (continued)





                                                   Accumulated   Deferred
                                                   Other         Stock-Based
                                                   Comprehensive Compensation
                                                   Income        and
                                                   (Loss)        Offering Costs    Total

                                                 --------------- -------------- ----------------
Balance at January 1, 2004                          $(625,949)    ($2,442,799)     $(5,286,198)

Shares Issued in January 2004 to Related
Party for Accrued Services                                  -               -          205,000

Shares Issued in January 2004 for Accrued
Wages and Fees                                              -               -          187,060

Shares Issued in January 2004 for Services                  -               -          104,960

Shares Issued in January 2004 for Services                  -               -            3,126

Shares Issued in January 2004 for Services                  -               -           47,000

Shares Issued in February 2004 for Services                 -               -           67,680

Shares Issued in February 2004 for Services                 -               -           11,700

Shares Issued in February 2004 for Services                 -               -           61,500

Shares Issued in January 2004 for Services                  -      (1,121,259)               -

Options Granted in January 2004 for Services                -      (1,879,735)               -

Shares in Connection with Letter of Engagement              -        (772,617)               -

Shares Issued in February 2004 in Connection
with Private Placement                                      -               -        2,487,500

Expenses of Private Placements                              -               -         (265,000)

Shares Issued in April 2004 for Accrued Services            -               -           75,600

Shares Issued in June 2004 for Purchase of PCE              -               -           77,455

Shares Donated Back to Company in June 2004                 -               -                -

Additional Paid-In Capital Arising from
Consolidation of PCE                                        -               -        2,715,234

Amortization of Deferred Stock Based
Compensation                                                -       3,413,595        3,413,595
                                                                                  ------------
Comprehensive Income (Loss)                                                          3,906,212
                                                                                  ------------
Net Loss                                                    -               -       (4,759,461)
Other Comprehensive Income (Loss)
Equity Adjustment from Translation                   (699,458)              -         (699,458)
                                                                                  ------------
Comprehensive Income (Loss)                                 -               -       (5,458,919)
                                                 ------------     -----------     ------------
Balance at June 30, 2004                          $(1,325,407)    ($2,802,815)     $(1,552,707)
                                                 ============     ===========     ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                                   For The Period
                                                                            For the Six            August 10, 1998
                                                                            Months Ended            (Inception)
                                                                              June 30,                   To
                                                                        2004           2003        June 30, 2004
                                                                    ------------   -------------   --------------
Cash Flow From Operating Activities:
  Net Loss                                                          $(4,759,461)   $   (140,179)    $(16,679,200)
  Adjustments to Reconcile Net Loss to
    Net Cash Used in Operating Activities:
      Intrinsic Value of Beneficial Conversion Feature
        of Convertible Notes                                                  -               -          280,000
      Stock-Based Compensation                                        3,709,561               -        6,130,266
      Expense Recorded on Issuance of Common Stock
        for Debt Settlement                                                   -               -          111,300
      (Loss) Income on Investment in PowerChannel
        Europe PLC                                                       48,000         (68,454)       2,370,471
      Loss on Asset Disposal                                                  -               -           20,456
      Write-Down of Inventories                                          21,593               -          464,656
      Depreciation                                                        9,756          11,230           90,073
      Reserve for Bad Debts                                              68,376               -           68,376
      Impairment Loss on Investment in PowerChannel
        Europe PLC                                                            -               -          573,884
      Change in Current Operating Assets and Liabilities:
        Decrease in Inventories                                          93,094           3,332         (594,394)
        (Increase) in Accounts Receivable                              (136,751)              -         (136,751)
        (Increase) in Prepaid Expenses                                 (120,281)              -         (120,281)
        (Increase) Decrease in Other Assets                             (43,991)         17,127          (43,991)
        Increase (Decrease) Due to PowerChannel Europe PLC,
          Relating to Operations                                        (10,000)         74,120          678,142
        Increase (Decrease) in Accounts Payable and Accrued
                Liabilities                                            (111,435)         64,649        1,171,973

        Increase in Deposits Payable                                          -               -           45,000
                                                                    ------------   -------------   --------------

Net Cash (Used) in Operating Activities                              (1,231,539)       (112,295)      (5,570,020)
                                                                    ------------   -------------   --------------
Cash Flow From Investing Activities:
  Purchases of Property and Equipment                                   (25,116)              -         (144,957)
  Net Liabilities Acquired in Reverse Merger, Net of Cash                     -               -          (16,851)
  Advances to Related Party                                             (56,607)              -         (121,542)
  Repayments for Advances to Related Parties                             43,300         114,957          108,235
  Loans to Related Party                                                      -               -         (278,027)
  Repayments from Loans to Related Parties                                    -               -          278,027
  Purchase of PCE Stock                                                 (40,000)              -          (40,000)
                                                                    ------------   -------------   --------------
Net Cash Provided by (Used) in Investing Activities                     (78,423)        114,957         (215,115)
                                                                    ------------   -------------   --------------

    The accompanying notes are an integral part of the financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)
                                   (Continued)

                                                                                   For The Period
                                                           For the Six             August 10, 1998
                                                           Months Ended              (Inception)
                                                            June 30,                     To
                                                   2004               2003          June 30, 2004
                                                -----------       -----------       ------------
Cash Flow From Financing Activities:
  Proceeds from Issuance of Common Stock         2,187,500                 -          3,532,864
  Fees Paid on Sale of Common Stock               (265,000)                -           (275,000)
  Loans and Advances from Related Parties                -                 -          2,773,074
  Proceeds of Subscription Receivable              300,000                 -            300,000
  Proceeds from Deposits Payable                    25,000                 -             25,000
  Payments of Convertible Notes                   (215,695)                -           (215,695)
  Proceeds from Note Payable                             -                 -            112,000
  Proceeds from Convertible Notes                        -                 -            280,000
  Payment of Note Payable                         (112,000)                -           (112,000)
                                                -----------       -----------       ------------
Net Cash Provided By Financing Activities        1,919,805                 -          6,420,243
                                                -----------       -----------       ------------
Net Increase (Decrease) in Cash                    609,843            (2,662)           635,108

Cash - Beginning of Period                          25,265            65,358                  -
                                                -----------       -----------       ------------
Cash - End of Period                            $  635,108        $   68,020        $   635,108
                                                ===========       ===========       ============

    The accompanying notes are an integral part of the financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)
                                   (Continued)

                                                                                                           For The Period
                                                                             For the Six                   August 10, 1998
                                                                             Months Ended                    (Inception)
                                                                               June 30,                          To
                                                                       2004               2003             June 30, 2004
                                                                  --------------     --------------      ------------------
Supplemental Cash Flow Information:
  Cash Paid For Interest                                          $      91,360      $           -       $         91,360
                                                                  ==============     ==============      =================
  Cash Paid For Income Taxes                                      $           -      $           -       $              -
                                                                  ==============     ==============      =================
Non-Cash Financing Activities:
  Issuances of Common Stock as Fees for
    Sales of Common Stock                                         $           -      $           -       $         10,500
                                                                  ==============     ==============      =================
  Issuance of Common Stock on Settlement of
    Convertible Note Payable and Accrued Interest                 $           -      $           -       $         25,200
                                                                  ==============     ==============      =================
Deferred Stock-Based Compensation                                 $   3,773,611      $           -       $      7,261,601
                                                                  ==============     ==============      =================
Issuance of Common Stock for Deferred Offering Costs              $           -      $           -       $         14,000
                                                                  ==============     ==============      =================
Write-Off of Subscription Receivable                              $           -      $           -       $         50,575
                                                                  ==============     ==============      =================
Issuance of 250,000 Shares of Common Stock as Payment
     for Accrued Salaries - Related Parties                       $     205,000      $           -       $        205,000
                                                                  ==============     ==============      =================
Issuance of 228,122 Shares of Common Stock as Payment
     for Accrued Salaries and Fees                                $     187,060      $           -       $        187,060
                                                                  ==============     ==============      =================
Repayment of Advances to Related Party by Applying Accrued
     Salaries                                                     $      13,307      $           -       $         13,307
                                                                  ==============     ==============      =================
Issuance of 120,000 Shares of Common Stock as Payment for
  Accrued Liabilities                                             $      75,600      $           -       $         75,600
                                                                  ==============     ==============      =================
Issuance of 286,687 Shares of Common Stock as Consideration
  for Purchase of PCE Shares from Related Parties                 $      77,455      $           -       $         77,455
                                                                  ==============     ==============      =================
Cancellation of 286,687 Shares of Common Stock by
  Related Parties                                                 $       2,869      $           -       $          2,869
                                                                  ==============     ==============      =================
Additional Paid-In Capital Arising from Acquisition of PCE        $   2,715,234      $           -       $      2,715,234
                                                                  ==============     ==============      =================
Payable on Purchase of PCE Stock                                  $      14,898      $           -       $         14,898
                                                                  ==============     ==============      =================

    The accompanying notes are an integral part of the financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (Unaudited)

NOTE 1-Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of PowerChannel, Inc. and its subsidiaries, which are both wholly and majority owned. All significant inter-company accounts and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the accompanying consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the consolidated financial position and results of operations and cash flows for the periods presented.

Results of operations for interim periods are not necessarily indicative of the results of operations for a full year.

The condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is a development stage company and has incurred recurring losses from operations and operating cash constraints that raises substantial doubt about the Company's ability to continue as a going concern.

NOTE 2 - Property and Equipment

Property and equipment consists of the following:



                    Office Equipment                          $      8,000
                    Furniture and Fixtures                          83,175
                    Leasehold Improvements                          27,364
                                                              -------------
                                                                   118,639
                    Less:  Accumulated Depreciation                 84,211
                                                              -------------
                                                              $     34,428
                                                              =============

     Depreciation expense amounted to $9,758 and $11,230 for the six months ended June 30, 2004 and 2003 respectively.



NOTE 3 - Investment In Unconsolidated Affiliate

As of December 31, 2003 the Company determined that there was an other than temporary decline in value of its investment in PowerChannel Europe PLC ("PCE"). Accordingly, the Company recognized an impairment charge to operations of $ 573,887 for the year ended December 31, 2003 representing this other than temporary decline in value, thereby reducing the carrying value to zero at December 31, 2003. As of June 30, 2004 the Company increased its ownership percentage in PCE to 70.41%. Accordingly, the Company no longer accounts for PCE under the equity method. As a majority owned subsidiary PCE is included in consolidation (see Note 4).

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (Unaudited)

NOTE 4 - Acquisition

On May 31, 2004, the Company acquired 13.47% of Powerchannel Europe PLC ("PCE")(see Note 3) for $54,898 from Internet Investors, Inc., a wholly owned subsidiary of Long Distance Direct Holdings, Inc. ("LDH"). Mr. Lampert, our sole executive officer and a director, resigned as an officer and a director of LDH on December 31, 2002 and currently owns approximately 9% of the issuance and outstanding shares of common stock of LDH.

On June 30, 2004 the Company acquired 38.44% of PCE for $77,455 from Mr. Steven Lampert, the Company's Chief Executive Officer and a director, and Michael Preston. Mr. Preston has occasionally served as a consultant to the Company and owns a limited number of shares of common stock of the Company. The Company issued 286,687 shares of common stock to Mr. Lampert and Mr. Preston as consideration for the PCE shares. Concurrently therewith, the 286,687 shares were returned to the Company by Mr. Lampert and Mr. Preston as capital contributions.

At June 30, 2004, the Company's ownership in PCE increased to 70.41% and the accounts of PCE have been included in these consolidated financial statements. The transaction has been accounted for under the purchase method. Accordingly, the consolidated statements of operations will include PCE's results of operations from June 30, 2004. Prior to June 30, 2004 the Company had accounted for its investment in PCE under the equity method and has recorded a loss from the unconsolidated affiliate in the amount of $48,000 for the six months ended June 30, 2004. PCE does not engage in any operations however it was formerly engaged in the providing of Internet access.

Unaudited pro forma consolidated results of operations as if the acquisition had taken place at the beginning of 2003 would not have been materially different from the amounts reported.

The following table provides unaudited condensed consolidated financial information about PCE as of June 30, 2004 and for the six months then ended:



Current Assets                   $     3 931,504
Total Assets                     $     3,931,504
Current Liabilities              $       593,076
Total Liabilities                $       593,076
Equity                           $     3,338,428
Revenues                         $             -
Net (Loss)                       $       150,000



The current assets included in the above table includes receivable from the Company aggregating approximately $3.9 million.

NOTE 5 - Minority Interest

Minority interest at June 30, 2004 represents the minority shareholders' 29.59% interest in the equity of PCE in the amount of $987,841.

NOTE 6 - Convertible Notes Payable

On February 29, 2000, PowerChannel entered into subscription agreements with seven individuals and in conjunction with such agreements, issued Series A Convertible Notes. Pursuant to these notes, PowerChannel acquired $280,000 in investment capital and issued security interests at 7% interest for a term of three years. At the option of the note holders, these notes may be converted into common stock for the value of the note at a price of $0.1287 per share. A beneficial conversion amount was recorded in the amount of $280,000 and expensed in 2000. In December 2003, one $20,000 Series A Note was paid in connection with a settlement agreement and in January 2004 the Company paid an aggregate of $215,695 principal to four note holders. At June 30, 2004, the remaining balance due on these notes was $44,305.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (Unaudited)

NOTE 6- Convertible Notes Payable (Continued)

In May 2004, the Company and Churchill Investments, Inc. ("Churchill") entered into a mutual release whereby the parties released each other party from all obligations with respect to the Consulting Agreement and the Non-recourse Assignment. In addition, Churchill agreed to reassign the remaining outstanding balance of the Series A Notes in the amount of $169,461 to the Company and the Company agreed to indemnify Churchill for any losses due to claims instituted by third party purchasers of shares issued upon conversion of the Series A Notes.

NOTE 7- Note Payable - Other

On June 25, 2003, the Company borrowed $112,000 (the "June 2003 Note") from Knightsbridge Holdings, LLC ("Knightsbridge") pursuant to that certain Promissory Note and Security Agreement entered with Knightsbridge. In connection with the June 2003 Note, which bears interest at 5% per annum and is due March 2004, the Company granted a security interest in all of its inventories. In addition, several stockholders of the Company, including the CEO of the Company, pledged their shares (14,803,296 shares) to Knightsbridge to secure the June 2003 Note.

The June 2003 Note was paid in full in May 2004. Simultaneously with the payment of the outstanding balance of the June 2003 Note, Knightsbridge agreed to (i) release its security interest on the Company's inventory and (ii) return all of the shares that had been pledged to it as collateral for the June 2003 Note. In addition, the Company and Knightsbridge entered into a mutual release whereby the parties released each other from all obligations with respect to the June 2003 Note.

NOTE 8- Related Party Transactions

                            Advances to Related Party

During the quarter ended June 30, 2004, the Company made certain loans to the President and CEO of the Company, aggregating $56,607. During this same period the loans were repaid through the payment of cash in the amount of $43,300 and the application of accrued salaries in the amount of $13,307. These loans made to Mr. Lampert violate Section 402 of the Sarbanes Oxley Act of 2002. As a result, despite the fact that such loans were repaid, the Company and/or Mr. Lampert may be subject to fines, sanctions and/or penalties. At this time, the Company is unable to determine the amount of such fines, sanctions and/or penalties that may be incurred by the Company and/or Mr. Lampert.

                             Purchase of Inventories

Inventories consist of set-top boxes, which require modification for use in their related geographic regions.

In May 2004, The Lampert Group, an entity 100% owned by Steven Lampert, the Company's Chief Executive Officer and a director, successfully bid on 42.336 set-top boxes auctioned off by S&H Storage & Haulage Ltd. ("S&H") at an aggregate price of approximately $44,000. Prior to the auction, S&H took possession of the set top boxes after PowerChannel Europe PLC had failed to pay for their storage. The Company then purchased the set-top boxes from The Lampert Group for approximately $44,000.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (Unaudited)

NOTE 9- Other Comprehensive Income (Loss) - Supplemental Non-Cash Investing Activities

Other comprehensive income (loss) consists of accumulated foreign translation gains and losses and is summarized as follows:



Balance - December 31, 2003                 $  (625,949)
Equity Adjustments from Foreign
Currency Translation                            (61,756)
Balance - June 30, 2004                     $  (687,705)



NOTE 10- Stockholders' Deficit

Issuances of Common Stock and Stock Options in Connection with Consulting Agreements

On January 20, 2004 the Company agreed to issue an additional 260,943 shares of common stock valued at $245,286 and make payment of $10,000 to a consultant in lieu of additional compensation bonuses relating to a one year consulting agreement originally entered into on November 24, 2003. The value of the stock is being amortized over the remaining life of the agreement. Amortization reported as stock-based compensation amounted to $130,659 for the six months ended June 30, 2004.

On January 20, 2004 the Company agreed to issue an additional 270,943 shares of common stock valued at $254,686 to a consultant in lieu of additional compensation bonuses relating to a one year consulting agreement originally entered into on November 24, 2003. The value of the stock is being amortized over the remaining life of the agreement. Amortization reported as stock-based compensation amounted to $135,666 for the six months ended June 30, 2004. This consultant was also appointed in January 2004 as a director of the Company.

On February 6, 2004 the Company agreed to issue an additional 50,000 shares of common stock valued at $61,500 to a consultant as additional compensation relating to a one year consulting agreement originally entered into on December 4, 2003. This consulting agreement was subsequently terminated in April 2004 and accordingly the entire amount was charged to operations in the quarter ended June 30, 2004.

On April 9, 2004 the Company entered into Amendment No. 1 to the Amended and Restated Consulting Agreement, effective as of February 9, 2004, with a consultant. The Company had previously entered into a consulting agreement on November 24, 2003 and an Amended and Restated Consulting Agreement effective as of January 20, 2004 with the consultant. The amendments provide issuance of an additional 660,943 shares of common stock valued at $621,286 and payment of $202,000 to the consultant. The value of the stock is being amortized over the remaining life of the agreement, as extended. Amortization reported as stock based compensation amounted to $150,029 for the six months ended June 30, 2004. In consideration for extending the term of the Restated Agreement to November 24, 2005, the Corporation will grant the consultant 2,000,000 options with a five year term and piggyback registration rights. The exercise price of the options is $1 per share. The Company estimated the fair value of these options to be $ 1,879,735 utilizing the Black-Scholes valuation method using the following assumptions: a risk-free interest rate of 3.1%, volatility of 339.44% and a term of five years. Such amount is being amortized over the remaining life of the agreement, as extended. Amortization amounted to $453,921 for the six months ended June 30, 2004.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (Unaudited)

NOTE 10- Stockholders' Deficit (Continued)

                                      Other

During the quarter ended March 31, 2004 the Company issued 239,158 shares of common stock valued at $ 234,466 to various consultants for services. The entire amount has been reported as stock based compensation for the quarter ended June 30, 2004.

During the quarter ended March 31, 2004 the Company issued 250,000 shares of common stock valued at $205,000 to its President as payment of accrued salaries, 232,122 shares of common stock valued at $182,960 to employees as payment of accrued salaries and 5,000 shares of common stock valued at $4,100 to a consultant as payment of accrued fees.

During the quarter ended June 30, 2004 the Company issued 120,000 shares of common stock valued at $75,600 as payment of previously accrued consulting fees.

                            2004 Incentive Stock Plan

During January 2004, the Company adopted the 2004 Incentive Stock Plan (the "2004 Plan") under which options (either incentive or nonqualified), stock awards and restricted stock purchase offers, covering an aggregate amount of 2,000,000 shares of common stock, may be granted to officers, directors, employees and consultants of the Company. The exercise price established for any awards granted under the Plan, shall be determined by a Compensation Committee appointed by the Company's Board of Directors. The exercise price of incentive stock options cannot be less than 100% (110% for 10% or greater shareholder employees) of the fair market value ("FMV") at the date of grant and the exercise price of nonqualified options cannot be less than 85% of the FMV at the date of grant. The exercise period of incentive options cannot extend beyond 10 years from the date of grant and nonqualified options cannot extend beyond 10 years from the date of grant. During the six months ended June 30, 2004 the Company issued an aggregate of 2,000,000 shares of common stock under the 2004 Plan.

                                Private Placement

During February and March 2004 the Company sold 99.5 Units to private investors, each Unit consisting of 50,000 shares of common stock and 50,000 common stock purchase warrants at a price of $25,000 per Unit, pursuant to a private placement memorandum that called for a maximum offering of 50 Units. In connection with this offering the Company issued an aggregate of 4,975,000 shares of common stock and 4,975,000 common stock purchase warrants. The warrants are exercisable into one share of common stock at an exercise price of $.75 per warrant. The warrants are callable when the five-day average closing bid price of the common stock equals or exceeds $1. The warrants are exercisable for a period of 36 months from the final closing of the offering. In connection with this offering the Company received gross proceeds of $2,487,500 and incurred offering costs of approximately $265,000. Since a registration statement covering these shares of common stock has not been declared effective by May 29, 2004, the Company is required to pay a penalty equal to 2% per month on the amount invested by each investor.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (Unaudited)

NOTE 11- Commitments and Contingencies

                               Consulting Services

On June 23, 2003, the Company entered into an Engagement Letter with Knightsbridge Holdings, LLC, ("Knightsbridge") pursuant to which the Company engaged Knightsbridge to provide certain consulting and related services for a one-year term. As consideration for the services to be rendered under the Engagement Letter, the Company issued an aggregate of 625,000 shares of common stock valued at $625,000 to Knightsbridge. The Engagement Letter provides that the Company issue to Knightsbridge, or its designees, an amount of common stock of the Company, upon the closing of a merger/acquisition with a public company, in an amount not less than 11.50% of the fully diluted shares of the post merger company. The Engagement Letter further provides that such shares will have full ratchet anti dilution provisions for the term of the Engagement Letter. The Company believes that Knightsbridge failed to provide the consideration and services that were contracted for, and, as a result, does not intend to issue any additional shares to Knightsbridge. As of December 31, 2003, the Company has reserved for issuance however, 1,504,193 shares of common stock valued at $1,045,191 based upon the terms of the Engagement Letter and during the six months ended June 30, 2004, the Company has reserved an additional 811,338 shares valued at $772,617. Such 2,315,531 shares of common stock to be issued have been reported as a component of stockholders' deficit. The value of these shares to be issued along with the original 625,000 shares issued is being amortized over one year and the remaining life of the contract. Amortization reported as stock based compensation amounted to $1,664,576 for the six months ended June 30, 2004. There can be no assurance that Knightsbridge will not commence an action against the Company relating to its rights to receive the shares, or if instituted, that such action will not be successful. Although the Company believes that any action which may be commenced would be without merit, and it would vigorously defend any such action, the cost of such litigation can be substantial even if the Company were to prevail. Further, an unfavorable outcome could have a material adverse effect on the Company's revenues, profits, results of operations, financial condition and future prospects.

                                   Litigation

Except for the following, the Company is currently not party to any material legal proceedings.

In October 2003, a stockholder alleging investment fraud filed a claim in the Civil Court of the City of New York seeking damages in the amount of approximately $48,000.

In April 2003, a stockholder alleging investment fraud filed a claim in the Supreme Court of Nassau County seeking damages in the amount of $25,000 plus interest. The plaintiff has withdrawn his claim but may commence this action at a future point in time.

Management believes that the resolution of these claims will not have a material effect on the financial position or results of operations of the Company.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (Unaudited)

NOTE 11- Commitments and Contingencies (Continued)

                             Antidilution Agreement

Steven Lampert, the Company's President, has entered into a Confidential Antidilution Agreement dated July 1, 2003 with Michael Fasci, a former director and officer of the Company. In consideration for Mr. Fasci agreeing to vote in favor of the reverse merger the Company entered into in July 2003, Mr. Lampert agreed to transfer to Mr. Fasci shares of his common stock whereby Mr. Fasci's ownership would at all times be maintained at 10% of the outstanding shares of the Company. The term of this agreement is for three years. As a result, Mr. Lampert may be required to transfer all or a portion of his shares to Mr. Fasci.

                              Employment Agreement

On February 10, 2004, the Company entered into an employment agreement with its Chief Executive Officer. The agreement is for a one year term with annual renewal options. It provides for an annual base salary of $160,000, annual performance bonuses, stock and stock option eligibility, and employee benefits.

                               Accrued Liabilities

Included in accrued liabilities are federal payroll taxes payable of approximately $150,000 under federal tax liens.

                                   Litigation

The Company has recently received a Notice of Motion seeking a default judgment and attorneys' fees in connection with a complaint filed by AKW Holdings, LLC against the Company in the Supreme Court of the State of New York - County of Rockland Index #2693/04. AKW Holdings, LLC is seeking unpaid rents of approximately $160,000 and attorneys' fees. As of the date hereof, the Company has no knowledge as to whether a default judgment has been entered by the Supreme Court of the State of New York - County of Rockland against the Company. The Company believes this lawsuit is baseless and without merit and intends to vigorously defend this lawsuit.

NOTE 12- Subsequent Events

In July 2004, 500,000 restricted shares of common stock were issued.

In July 2004, 25,000 restricted shares of common stock were returned by a consultant due to non performance of services to be rendered.

INDEPENDENT AUDITORS' REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
PowerChannel, Inc.

We have audited the accompanying consolidated balance sheet of PowerChannel, Inc. and Subsidiaries (A Development Stage Company) ("the Company") as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the year then ended and for the period August 10, 1998 (Inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements for the period August 10, 1998 (inception) through December 31, 2002 were audited by other auditors whose report dated September 30, 2003 expressed an unqualified opinion on those consolidated financial statements. The consolidated financial statements for the period August 10, 1998 (inception) through December 31, 2002 include total operating expenses and a net loss of $4,932,122 and $7,525,777, respectively. Our opinion on the consolidated statements of operations, changes in stockholders' deficit and cash flows for the period August 10, 1998 (inception) through December 31, 2003 insofar as it relates to amounts for prior periods through December 31, 2002 is based solely on the report of other auditors.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PowerChannel, Inc. and Subsidiaries as of December 31, 2003 and the consolidated results of their operations and their cash flows for the year then ended and for the period August 10, 1998 (Inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is a development stage company whose operations have generated recurring losses and cash flow deficiencies from its inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                        WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
April 16, 2004
(Except for Note 13 (other), as to which the date is May 11, 2004)

Independent Auditor's Report

To the Board of Directors and Stockholders PowerChannel Holdings, Inc.

We have audited the accompanying consolidated statements of operations, stockholders' equity (deficit), and cash flows of PowerChannel Holdings, Inc. and Subsidiaries (a development stage company subsequently re-named PowerChannel, Inc. (see Note 1 to the consolidated financial statements) for the year ended December 31, 2002 and for the period from August 10, 1998 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to formulate an opinion based on our audits. We did not audit the consolidated financial statements of PowerChannel Europe PLC, a 19.68% owned affiliate, the investment in which, as discussed in
Note 2 to the financial statements, is accounted for by the equity method of accounting. The equity in net loss of PowerChannel Europe PLC was $66,522 for the year ended 2002. The consolidated financial statements of PowerChannel Europe PLC were audited by other auditors whose reports thereon have been furnished to us, and our opinion insofar as it relates to the amounts included for PowerChannel Europe PLC is based in part on the reports of other auditors.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our report.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of PowerChannel Holdings, Inc. and Subsidiaries (a development stage company subsequently re-named PowerChannel, Inc. (see Note 1 to the consolidated financial statements) for the year ended December 31, 2002 and for the period from August 10, 1998 (inception) to December 31, 2002 in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has no continuing source of operating revenue, and is still in the development stage. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New York, New York
September 30, 2003

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONDOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

                                     ASSETS


Current Assets:
  Cash ........................................................    $    25,265
  Inventories .................................................        244,425
                                                                   ------------

         Total Current Assets .................................        269,690

Property and Equipment, Net ...................................         19,068
                                                                   ------------

                                                                   $   288,758



                      LIABILITIES AND STOCKHOLDERS' DEFICIT



Current Liabilities:
  Due to Affiliate ............................................    $ 3,879,748
  Accounts Payable ............................................        530,454
  Accrued Liabilities .........................................        747,754
  Convertible Notes Payable ...................................        260,000
  Note Payable - Other ........................................        112,000
  Deposits Payable ............................................         45,000
                                                                   ------------

         Total Current Liabilities ............................      5,574,956
                                                                   ------------

Commitments and Contingencies

Stockholders' Deficit:
  Preferred Stock, Par Value $.01; Authorized 5,000,000 Shares,
    Issued and Outstanding 0 Shares ...........................           --
  Common Stock, Par Value $.01; Authorized 95,000,000 Shares,
    Issued and Outstanding 19,139,720 Shares ..................        191,397
  Additional Paid-In Capital ..................................      8,465,701
  Common Stock to be Issued, 1,504,193 Shares .................      1,045,191
  Deferred Offering Costs .....................................        (14,000)
  Deferred Stock-Based Compensation ...........................     (2,428,799)
  Accumulated Other Comprehensive Income (Loss) ...............       (625,949)
  Deficit Accumulated in the Development Stage ................    (11,919,739)
                                                                   ------------

         Total Stockholders' Deficit ..........................     (5,286,198)
                                                                   ------------

                                                                   $   288,758
                                                                   ============



The accompanying notes are an integral part of the consolidated financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                                                                          For The Period
                                                                               For The Year Ended         August 10, 1998
                                                                                 December 31,               (Inception)
                                                                     ------------------------------             To
                                                                              2003            2002        December 31, 2003
                                                                     ----------------- ------------       --------------
Revenues:
  Gross License Fees - PowerChannel Europe, PLC                        $         -       $       -         $   1,894,348
  Expenses Reimbursed Pursuant to License Agreement                              -               -          (  1,884,348)
                                                                     ----------------- ------------       --------------
  Net License Income                                                             -               -                10,000
  Sales - Net                                                               79,558               -                79,558
  Activation Fees                                                           15,525               -                15,525
                                                                     ----------------- ------------       --------------

         Total Revenues                                                     95,083               -               105,083
                                                                     ----------------- ------------       --------------

Costs and Expenses:
  Cost of Sales                                                              5,811               -                 5,811
  Write-Down of Inventories                                                443,063               -               443,063
  Selling, General and Administrative Expenses                             841,094       2,007,652             5,783,216
  Impairment Loss on Investment                                            573,887               -               573,887
  Settlement of Debt                                                       111,300               -               111,300
  Stock-Based Compensation                                               2,321,253               -             2,321,253
                                                                     ----------------- ------------       --------------

        Total Costs and Expenses                                         4,296,408       2,007,652             9,238,530
                                                                     ----------------- ------------       --------------

Loss Before Loss From Unconsolidated Affiliate
  And Other Income (Expense)                                            (4,201,325)     (2,007,652)           (9,133,447)

Loss from Unconsolidated Affiliate                                         (37,142)        (66,522)           (2,630,797)

Interest Expense                                                          (155,495)              -              (155,495)
                                                                     ----------------- ------------       --------------

Net Loss                                                               $(4,393,962)    $(2,074,174)         $(11,919,739)
                                                                     ================= ============       ==============


Basic and Diluted Net Loss Per Share                                   $      (.34)
                                                                     ================

Weighted Average Shares Outstanding - Basic and Diluted                 12,777,795
                                                                     ================

Pro-Forma Net Loss Per Share (Basic and Diluted)                       $      (.33)
                                                                     ================

Pro-Forma Weighted Average Shares Outstanding
  (Basic and Diluted)                                                   13,173,881
                                                                     ================


The accompanying notes are an integral part of the consolidated financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
         FOR THE PERIOD AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2003

                                                                                                             Deferred
                                                                                    Deficit  Accumulated   Stock-Based
                                                                                 Accumulated    Other     Compensation
                                                       Additional                 In  The    Comprehensive    and
                                   Common Stock         Paid-In    Subscription  Development    Income      Offering
                                Shares      Amount     Capital      Receivable     Stage      (Loss)        Costs        Total
                              ------------ --------   ---------   ------------  ----------- ------------  ------------  ---------
Balance at Inception-
  August 10, 1998                       -   $     -    $     -      $     -      $       -     $   -            -     $       -

Shares Issued at December
 31, 1998 Pursuant to Initial
 Capitalization                17,650,000    17,650          -       (3,350)             -         -            -        14,300
                                                                                                                        ---------
                                                                                                                         14,300
                                                                                                                        ---------
Comprehensive Income (Loss)
  Net Loss                              -         -          -            -        (79,169)        -            -       (79,169)
  Other Comprehensive Income
    (Loss)                              -         -          -            -              -         -            -             -
                                                                                                                        ---------
Comprehensive Income (Loss)             -         -          -            -              -         -            -       (79,169)
                              ------------ --------   ---------   ------------  ----------- ------------  ------------  ---------
Balance at December 31, 1998   17,650,000    17,650          -       (3,350)       (79,169)                             (64,869)
                                                                                                                        ---------
Shares Issued March 30, 1999
  Pursuant to Exercise of
  Warrants                      2,000,000     2,000    198,000         (200)             -         -            -        199,800

Shares Issued June 7, 1999
  Pursuant to Initial
  Capitalization                1,019,000     1,019          -       (1,019)             -         -            -              -

Distribution of Shares in
  PowerChannel Limited                  -         -          -            -              -         -            -              -

Shares Issued November
  11, 1999 Pursuant to Private
   Placement                      500,000       500    249,500            -              -         -            -        250,000


Shares Issued December
  31, 1999 Pursuant to
  Agreement                       288,000       288    143,200            -              -         -            -        143,488
                                                                                                                        ---------
                                                                                                                         593,288
                                                                                                                        ---------
Comprehensive Income (Loss)
  Net Loss                              -         -          -            -       (801,212)        -            -       (801,212)
  Other Comprehensive Income
    (Loss)                              -         -          -            -              -         -            -              -
                                                                                                                        ---------
Comprehensive Income (Loss)             -         -          -            -              -         -            -       (801,212)
                              ------------ --------   ---------   ------------  ----------- ------------  ------------  ---------
Balance at December 31, 1999   21,457,000    21,457    590,700       (4,569)      (880,381)        -            -       (272,793)
                                                                                                                        ---------
Shares Issued March 21, 2000
  Pursuant to Private Placement   200,000       200    199,800            -              -         -            -        200,000

Shares Issued May 12, 2000 in
  Consideration for Professional
  Services Rendered                 4,000         4      9,996            -              -         -            -         10,000

Shares Issued June 2, 2000 in
  Consideration for Professional
  Services Rendered                15,261        15     38,138            -              -         -            -         38,153

Shares Issued June 25, 2000 in
  Consideration for Professional
  Services Rendered                16,667        17     40,322            -              -         -            -         40,339

Shares Issued September 30, 2000
In Consideration for Professional
 Services Rendered                  4,000         4     10,996            -              -         -            -         11,000

Additional Capital Resulting from
  Sale of Common Stock by
  PowerChannel Europe PLC               -         -  3,103,764            -              -         -            -      3,103,764

 The accompanying notes are an integral part of the consolidated financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
         FOR THE PERIOD AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2003
                                   (Continued)

                                                                                                               Deferred
                                                                                    Deficit     Accumulated   Stock-Based
                                                                                   Accumulated    Other      Compensation
                                                         Additional                 In  The    Comprehensive    and
                                     Common Stock         Paid-In    Subscription  Development    Income       Offering
                                   Shares      Amount     Capital      Receivable     Stage      (Loss)        Costs        Total
                                 ------------ --------   ---------   ------------  ----------- ------------ ----------- ------------
Intrinsic Value of Beneficial
  Conversion Feature of
  Convertible Notes                         -        -     280,000          -             -           -           -         280,000
                                                                                                                        ------------
Comprehensive Income (Loss)                                                                                               3,683,256
                                                                                                                        ------------
  Net Loss                                  -        -           -          -    (2,959,100)          -           -      (2,959,100)
  Other Comprehensive Income
    (Loss) - Equity Adjustment
    From Translation                        -        -           -          -             -    (189,953)          -        (189,953)
                                                                                                                        ------------
Comprehensive Income (Loss)                 -        -           -          -             -           -           -      (3,149,053)
                                 ------------ --------   ---------   ------------  ----------- ------------ ----------- ------------
Balance at December 31,            21,697,328   21,697   4,273,716     (4,569)   (3,839,481)   (189,953)          -         261,410
                                                                                                                        ------------
Shares Issued April 13, 2001
  Pursuant to Private Placment        100,000      100     249,900          -             -           -           -         250,000

Shares Issued July 24, 2001
  Pursuant to Private Placement        26,400       26      65,974          -             -           -           -          66,000

Shares Issued August 7, 2001
  Pursuant to Private Placement        47,100       47     117,703    (46,006)            -           -           -          71,744

Shares Issued August 14, 2001
  Pursuant to Private Placement        10,000       10      24,990          -             -           -           -          25,000
                                                                                                                        ------------
Comprehensive Income (Loss)                                                                                                 412,744
                                                                                                                        ------------
  Net Loss                                  -        -           -          -    (1,612,122)          -           -      (1,612,122)
  Other Comprehensive Income
    (Loss) - Equity Adjustment
    From Translation                        -        -           -          -             -    (147,663)          -        (147,663)
                                                                                                                        ------------

Comprehensive Income (Loss)                 -        -           -          -             -           -           -      (1,759,785)
                                 ------------ --------   ---------   ------------  ----------- ------------ ----------- ------------
Balance at December 31, 2002       21,880,828   21,880   4,732,283    (50,575)   (5,451,603)   (337,616)          -      (1,085,631)
                                                                                                                        ------------
Comprehensive Income (Loss)
  Net Loss                                  -        -           -          -    (2,074,174)          -           -      (2,074,174)
  Other Comprehensive Income
    (Loss) - Equity Adjustment
    From Translation                        -        -           -          -             -     130,199           -         130,199
                                                                                                                        ------------
Comprehensive Income (Loss)                 -        -           -          -             -           -           -      (1,943,975)
                                 ------------ --------   ---------   ------------  ----------- ------------ ----------- ------------
Balance at December 31, 2002       21,880,828   21,880   4,732,283    (50,575)   (7,525,777)   (207,417)          -      (3,029,606)
                                                                                                                        ------------
Recapitalization Due to Reverse
  Merger                          (10,668,776)  90,240    (107,091)         -             -           -           -         (16,851)

Shares Issued in September 2003
  Pursuant to Private Placement       277,777    2,778      47,222          -             -           -           -          50,000

Shares Issued in December 2003
  Pursuant to Private Placement       214,285    2,143      72,857          -             -           -           -          75,000

Shares Issued in August 2003
  for Services                        466,920    4,669     292,524          -             -           -           -         297,193

Shares Issued in August 2003 to
  Related Party for Services          250,000    2,500      97,500          -             -           -           -         100,000

Shares Issued in September 2003
  for Services                        270,103    2,701     137,484          -             -           -           -         140,185

Shares Issued in September 2003
  to Related Party for Services         5,000       50       1,975          -             -           -           -           2,025

The accompanying notes are an integral part of the consolidated financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
         FOR THE PERIOD AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2003
                                   (Continued)

                                                                                         Deficit      Accumulated
                                                                 Common               Accumulated       Other
                                                     Additional   Stock      Subscr-     In The      Comprehensive
                                  Common Stock        Paid-In     to be      iption     Development     Income
                                 Shares    Amount     Capital     Issued    Receivable    Stage         (Loss)
                               ----------  --------  ----------  ----------  --------- -------------  -----------
Shares Issued in October 2003
  for Services                    330,400    3,304       73,176           -         -             -            -

Shares Issued in November 2003
  for Services                  3,216,550    32,165     716,310           -         -             -            -

Shares Issued in December 2003
  for Services                    685,000     6,850     270,150           -         -             -            -

Cancellation of Previously Issued
  Shares                          (50,000)     (500)        500           -         -             -            -

Shares Issued in December 2003
  Pursuant to Settlement
  Agreement                       150,000     1,500     135,000           -         -             -            -

Shares Issued as Adjustment to a
  Prior Year's Sale                86,680       867        (867)          -         -             -            -

Shares Issued in September 2003
  for Services in Connection with
  Private Placement                50,000       500      10,000           -         -             -            -

Fees paid in Connection with
  Private Placement                   -           -     (10,000)          -         -             -            -

Shares Issued for Services        325,000     3,250      61,750           -         -             -            -

Write-Off of Subscription
  Receivable                            -         -     (50,575)          -    50,575             -            -

Issuance of Common Stock
  Options in November 2003
  for Services                          -         -     275,965           -         -             -            -

Issuance of Common Stock
  Options in December 2003
  for Services                          -         -     479,934           -         -             -            -

Shares Issued for Services in
  Connection with Consulting
  Agreement                       794,953     7,950     668,954           -         -             -            -

Shares Issued Relating to
  Consulting Agreement Upon
  Erroneous Conversion of
  Convertible Debt                855,000     8,550     571,150           -         -             -            -

Shares in Connection with
  Letter of Engagement                  -         -           -   1,045,191         -             -            -

Amortization of Deferred
  Stock-Based Compensation              -         -           -           -         -             -            -

Comprehensive Income (Loss)
  Net Loss                              -         -           -           -         -    (4,393,962)           -
  Other Comprehensive Income
    (Loss) - Equity Adjustment
    from Translation                    -         -           -           -         -             -     (418,532)

Comprehensive Income (Loss)
                               ----------  --------  ----------  ----------  --------- -------------  -----------
Balance At December 31, 2003   19,139,720  $191,397  $8,465,701  $1,045,191   $     -  $(11,919,739)   $(625,949)
                               ==========  ========= ==========  ==========  ========= =============  ===========

The accompanying notes are an integral part of the consolidated financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
         FOR THE PERIOD AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2003
                                   (Continued)



                                           Deferred
                                           Stock-Based
                                           Compensation
                                           and
                                           Offering
                                           Costs          Total
                                          ------------ ------------
Shares Issued in October 2003
  for Services                                      -       76,480

Shares Issued in November 2003
  for Services                               (632,500)     115,975

Shares Issued in December 2003
  for Services                               (277,000)           -

Cancellation of Previously Issued
  Shares                                            -            -

Shares Issued in December 2003
  Pursuant to Settlement
  Agreement                                         -      136,500

Shares Issued as Adjustment to a
  Prior Year's Sale                                 -            -

Shares Issued in September 2003
  for Services in Connection with
  Private Placement                                 -       10,500
                                                    -      (10,500)

Fees paid in Connection with
  Private Placement                                 -      (10,000)

Shares Issued for Services                    (65,000)           -

Write-Off of Subscription
  Receivable                                        -            -

Issuance of Common Stock
  Options in November 2003
  for Services                               (275,965)           -

Issuance of Common Stock
  Options in December 2003
  for Services                               (479,934)           -

Shares Issued for Services in
  Connection with Consulting
  Agreement                                  (625,000)      51,904

Shares Issued Relating to
  Consulting Agreement Upon
  Erroneous Conversion of
  Convertible Debt                                  -      579,700

Shares in Connection with
  Letter of Engagement                     (1,045,191)           -

Amortization of Deferred
  Stock-Based Compensation                    957,791      957,791
                                                       ------------
                                                         2,555,902
                                                       ------------
Comprehensive Income (Loss)
  Net Loss                                          -   (4,393.962)
  Other Comprehensive Income
    (Loss) - Equity Adjustment
    from Translation                                -     (418,532)
                                                       ------------
Comprehensive Income (Loss)                             (4,812,494)
                                          ------------ ------------
Balance At December 31, 2003              $(2,442,799) $(5,286,198)
                                          ============ ============

The accompanying notes are an integral part of the consolidated financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

C

                                                                                                                 For The Period
                                                                             For The Year Ended                 August 10, 1998
                                                                                December 31,                      (Inception)
                                                                       ----------------------------------            To
                                                                             2003               2002            December 31 2003
                                                                       -----------------  ---------------    ----------------------
Cash Flow From Operating Activities:
  Net Loss                                                                 $(4,393,962)     $(2,074,174)             $(11,919,739)
  Adjustments to Reconcile Net Loss to
    Net Cash Used in Operating Activities:
      Intrinsic Value of Beneficial Conversion Feature
        of Convertible Notes                                                         -                -                   280,000
      Stock-Based Compensation                                               2,321,253                -                 2,420,705
      Expense Recorded on Issuance of Common Stock
        for Debt Settlement                                                    111,300                -                   111,300
      Loss (Income) on Investment in PowerChannel
        Europe PLC                                                              37,142          135,886                 2,322,471
      Loss on Asset Disposal                                                         -           20,456                    20,456
      Write-Down of Inventories                                                443,063                -                   443,063
      Depreciation                                                              21,449           20,243                    80,317
      Impairment Loss on Investment in PowerChannel
        Europe PLC                                                             573,884                -                   573,884
      Change in Current Operating Assets and Liabilities:
        (Increase) Decrease in Inventories                                       5,811         (693,299)                 (687,488)
        Decrease in Prepaid Expenses                                            21,501                -                         -
        Decrease in Other Assets                                                     -           30,739
        Increase (Decrease) Due to PowerChannel Europe PLC,
          Relating to Operations                                               (10,000)         698,142                   688,142
        Increase in Accounts Payable and Accrued Liabilities                   579,742          328,476                 1,283,408
        Increase in Deposits Payable                                            45,000                -
                                                                       ----------------   ---------------            --------------
45,000

Net Cash (Used) in Operating Activities                                       (243,817)      (1,533,531)               (4,338,481)
                                                                       ----------------   ---------------            --------------

Cash Flow From Investing Activities:
  Purchase of Property and Equipment                                            (6,425)         (11,202)                 (119,841)
  Net Liabilities Acquired in Reverse Merger, Net of Cash                      (16,851)               -                   (16,851)
  Advances to Related Party                                                          -                -                   (64,935)
  Repayments for Advances to Related Parties                                         -                -                    64,935
  Loans to Related Party                                                             -                -                  (278,027)
  Repayments from Loans to Related Parties                                           -                -                   278,027
                                                                       -----------------  ---------------           ---------------

Net Cash (Used) in Investing Activities                                        (23,276)         (11,202)                 (136,692)
                                                                       -----------------  ----------------          ---------------

The accompanying notes are an integral part of the consolidated financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)




                                                                                                                   For The Period
                                                                             For The Year Ended                   August 10, 1998
                                                                                  December 31,                      (Inception)
                                                                       -------------------------------                   To
                                                                              2003               2002              December 31,2003
                                                                       ---------------   ---------------           ---------------
Cash Flow From Financing Activities:
  Proceeds from Issuance of Common Stock                                      125,000                 -                1,345,364
  Fees Paid on Sale of Common Stock                                           (10,000)                -                  (10,000)
  Loans and Advances from Related Parties                                           -         1,583,111                2,773,074
  Proceeds from Note Payable                                                  112,000                 -                  112,000
  Proceeds from Convertible Notes                                                   -                 -                  280,000
                                                                       ---------------   ---------------           ---------------

Net Cash Provided By Financing Activities                                     227,000         1,583,111                4,500,438
                                                                       ---------------   ---------------            --------------

Net Increase in Cash                                                           40,093            38,378                   25,265

Cash - Beginning of Period                                                     65,358            26,980                        -
                                                                       --------------   ----------------           ---------------

Cash - End of Period                                                    $      25,265    $       65,358            $      25,265
                                                                       ==============   ================           ===============


Supplemental Cash Flow Information:
  Cash Paid For Interest                                                $          -     $           -             $
                                                                       ==============  =================           ===============
-
======

  Cash Paid For Income Taxes                                           $           -     $           -             $
                                                                       ==============  =================           ===============
-
=======

Non-Cash Financing Activities:
  Issuances of Common Stock as Fees for
    Sales of Common Stock                                              $      10,500    $          -              $       10,500
                                                                       =============    ==================        ================
  ===============

  Issuance of Common Stock on Settlement of
    Convertible Note Payable and Accrued Interest                      $      25,200    $         -               $       25,200
                                                                       =============    =================         ===============

Deferred Stock-Based Compensation                                      $   3,487,990    $           -               $  3,487,990
                                                                       =============    ==================          =============

Issuance of Common Stock for Deferred Offering Costs                   $      14,000    $           -             $       14,000
                                                                       =============    ==================        ===============

Write-Off of Subscription Receivable                                   $      50,575    $           -             $       50,575
                                                                       =============    ==================        ===============

The accompanying notes are an integral part of the consolidated financial statements.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1 - Organization and Basis of Presentation

PowerChannel Holdings, Inc. was incorporated under the laws of the State of Delaware on March 26, 1999. The Company's wholly owned subsidiaries, PowerChannel, Inc. and PowerChannel.com, Inc., were incorporated under the laws of the State of Delaware on August 10, 1998, and April 19, 2000, respectively.

The Company is a consumer electronics marketing company. The Company's principal product is low-cost access to the Internet. The Company offers an on-line service that enables consumers to experience the Internet through their televisions. It provides this service through a set-top terminal that attaches to a television and telephone line and enables consumers to access the Company's subscription-based on-line service. By attempting to reduce the cost and complexity barriers to Internet access, the goal is to make the Internet available to a wider audience than has previously been possible. The Company provides the physical hardware that is used to deliver the Internet through the use of the consumer's existing television. The Company's office is located in New City, New York.

On July 21, 2003, pursuant to a Stock Purchase Agreement and Share Exchange, as amended ("the Agreement"), between Sealant Solutions, Inc. and PowerChannel, Inc., a Delaware corporation, PowerChannel merged into Sealant Solutions, Inc. Pursuant to the Agreement, PowerChannel ceased to exist and Sealant Solutions, Inc. continued as the surviving corporation. In addition, Sealant Solutions, Inc. changed its name to PowerChannel, Inc. Under this agreement, Sealant agreed to issue shares equal to 85% of the fully diluted outstanding shares (or 9,117,525 shares) and an additional 485,552 shares on a pro-rata basis of Sealant Solutions, Inc. to PowerChannel, Inc. shareholders. In addition, 534,820 shares were issued in connection with the reverse merger to the former president of Sealant. Such shares are deemed "restricted" as defined under Rule 144 as promulgated under the Securities Act of 1933, as amended. Under the terms of the Agreement, PowerChannel, Inc. is the acquiring company. The merger was accounted for as a reverse merger, which effectively is a recapitalization of the target company and the consolidated financial statements presented are those of PowerChannel, Inc. The merged entity Sealant Solutions, Inc. and PowerChannel, Inc. are hereafter collectively referred to as "the Company".

In connection with the Stock Purchase and Share Exchange Agreement, Sealant Solutions, Inc. increased its authorized common shares to 95,000,000 and preferred shares to 5,000,000 having a par value of $.01.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1 - Organization and Basis of Presentation (Continued)

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company is a development stage company that has a working capital deficit at December 31, 2003 of $5,305,266 and for the period August 10, 1998 (inception) to December 31, 2003 has incurred net losses aggregating $11,919,739. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to alleviation of the going concern issues include establishment of strategic partnerships with key suppliers and customers, the raising of capital by the sale of shares of common stock in the Company, and through potential operating revenues stemming from the sale of set-top boxes and internet access. Continuation of the Company is dependent on (1) consummation of the contemplated financings, (2) achieving sufficiently profitable operations
(3) subsequently maintaining adequate financing arrangements and (4) its exiting the development stage. The achievement and/or success of the Company's planned measures, however, cannot be determined at this time. These financial statements do not reflect any adjustments relating to the recoverability and classification of assets carrying amounts and classification of liabilities should the Company be unable to continue as a going concern.

NOTE 2 - Summary of Significant Accounting Policies

                           Principals of Consolidation

The consolidated financial statements include the accounts of PowerChannel, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

                                   Inventories

Inventories are stated at the lower of cost or market on a first-in, first-out basis. The Company has recognized a loss of $443,063 during the year ended December 31, 2003 related to the valuation of its inventories.

                      Investment in PowerChannel Europe PLC

The investment in an unconsolidated affiliate, PowerChannel Europe PLC, over which the Company exercises significant influence but not control, is accounted for by the equity method. As of December 31, 2003 the Company has recognized an other than temporary loss in value of this investment and accordingly has reduced the carrying amount down to zero.

                             Property and Equipment

Property and equipment are stated at cost. Major property additions, replacements and betterments are capitalized, while maintenance and repairs, which do not extend the useful lives of these assets, are expensed as incurred.

Depreciation is provided over the estimated useful lives of the assets (five to seven years) using the straight-line and accelerated methods. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet, and a gain or loss is reflected in earnings.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 2 - Summary of Significant Accounting Policies (Continued)

                             Deferred Offering Costs

Deferred offering costs represent costs incurred in connection with a proposed offering of the Company's securities. Upon successful completion of the proposed offering such costs will be charged to additional paid-in capital. These deferred offering costs represent the issuance of 35,000 shares of common stock valued at $14,000. Accordingly, deferred offering costs are reported as a component of stockholders' deficit.

                       Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable, notes payable and other current liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

                               Revenue Recognition

Revenues from the sale of set-top boxes are recognized at time of shipment to customer. Access fees are deferred and amortized over the life of the subscription.

                          Foreign Currency Translation

Receivables of the Company's unconsolidated UK Affiliate is translated to US dollars using the current exchange rate for assets and liabilities. Gains or losses resulting from foreign currency translation are included as a component of other comprehensive income (loss).

                           Comprehensive Income (Loss)

Comprehensive income (loss) which is reported on the accompanying consolidated statement of stockholders' deficit as a component of accumulated other comprehensive income (loss) consists of accumulated foreign translation gains and losses.

                                  Income Taxes

The Company records deferred income taxes using the asset and liability method as prescribed under the provisions of SFAS No. 109. Under the asset and liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded, based upon currently available information, when it is more likely than not that any or all of the deferred tax assets will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 2 - Summary of Significant Accounting Policies (Continued)

                            Stock-Based Compensation

As permitted under FAS No. 123, "Accounting for Stock-Based Compensation", the Company has elected to follow Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees", and related interpretations in accounting for stock-based awards to employees. Accordingly, compensation cost for stock options and restricted stock grants is measured as the excess, if any, of the market price of the Company's common stock at the date of grant over the exercise price. Warrants and options issued to nonemployees are accounted for using the fair value method of accounting as prescribed by FAS No. 123 and Emerging Issues Tak Force ("EITF") No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". Compensation costs are amortized in a manner consistent with Financial Accounting Standards Board Interpretation No. 28 (FIN No. 28), "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans". The Company uses the Black-Scholes option pricing model to value options, restricted stock grants and warrants granted to nonemployees.

                   Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Common stock issued and outstanding with respect to the pre-merger Sealant stockholders has been included since January 1, 2001.

Because the Company is incurring losses, the effect of stock options and warrants is antidilutive. Accordingly, the Company's presentation of diluted net loss per share is the same as that of basic net loss per share.

Pro-forma weighted average shares outstanding includes the pro-forma issuance of 1,504,953 common shares reserved to be issued pending potential litigation (see
Note 11).

                                Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                        Recent Accounting Pronouncements

In August 2001, the Financial Accounting Standards Board ("FASB") issued FAS No. 143 (FAS 143), "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" which is required to be adopted in fiscal years beginning after June 15, 2002. FAS 143 establishes accounting standards for the recognition of and measurement of an asset retirement obligation and its associated asset retirement cost.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 2 - Summary of Significant Accounting Policies (Continued)

                  Recent Accounting Pronouncements (Continued)

In April 2002, the FASB issued FAS No. 145 (FAS 145), "Recission of FASB Statements No. 4, 44 and 64, amendment of FASB Statement No. 13, and Technical Corrections," which among other matters, limits the classification of gains and losses from extinguishments of debt as extraordinary to only those transactions that are unusual and infrequent in nature as defined by APB Opinion No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." FAS 145 is effective no later than January 1, 2003.

In June 2002, the FASB issued FAS No. 146 (FAS 146), "Accounting for Costs Associated with Exit or Disposal Activities." FAS 146 generally requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. This pronouncement is effective for exit or disposal activities initiated after December 31, 2002.

In May 2003, the FASB issued FAS No. 150 (FAS 150), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement affects the classification, measurement and disclosure requirements of certain freestanding financial instruments including mandatorily redeemable shares. FAS 150 is effective for all financial instruments entered into or modified after May 31, 2003.

In August 2001, the FASB issued FAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement supercedes FAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", and amends Accounting Principles Board ("APB") Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". FAS No. 144 retains the fundamental provisions of FAS No. 121 for recognition and measurement of impairment, but amends the accounting and reporting standards for segments of a business to be disposed of. FAS No. 144 was effective in 2002.

On December 31, 2002, the FASB issued FAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". FAS No. 148 amends FAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition to FAS No. 123's fair value method of accounting for stock-based employee compensation. FAS No. 148 also amends the disclosure provisions of FAS No. 123 and Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While the statement does not amend FAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of FAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of FAS No. 123, or the intrinsic value method of APB Opinion 25, "Accounting for Stock issued to Employees" ("APB 25").

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 2 - Summary of Significant Accounting Policies (Continued)

                  Recent Accounting Pronouncements (Continued)

The adoption of FAS 143,144, 145 (other than as noted below), 146 and 150 is not expected to have a material effect on the Company's results of operations or financial position. The adoption of FAS 145 in recording the Company's shares of PowerChannel Europe PLC's 2001 net income was not material.

NOTE 3 - Property and Equipment

Property and equipment are summarized as follows:



Office Equipment                            $ 72,247
Furniture and Fixtures                        21,275
                                            ---------
                                              93,522
Less:  Accumulated Depreciation               74,454
                                            ---------
                                              19,068



NOTE 4 - Investment in Unconsolidated Affiliate

Prior to November 1999, the Company beneficially owned 100% of PowerChannel Limited, which, at the time was an inactive company, with no assets and no revenues. In November 1999, the Board passed a resolution distributing eight (80%) percent of its shareholding in PowerChannel Limited to the Company's shareholders.

In January 2000, PowerChannel Limited changed its name to PowerChannel Europe Limited and in April 2000 to PowerChannel Europe PLC ("PCE"). The Company currently owns 19.68% of the outstanding ordinary shares of PCE. PCE holds the European rights to the PowerChannel patent-pending business model and know-how, owned and developed by the Company. A new company with the name PowerChannel Limited has been incorporated as a subsidiary of PCE to roll out the PowerChannel model in the UK and Ireland. PowerChannel Limited had entered into a strategic partnership with Granada Media Group ("Granada").

Under the alliance, the strategic partner was allotted a five (5%) percent equity investment in PowerChannel Limited convertible into shares in PCE for nil consideration. PowerChannel Limited was to finance the procurement of set-top boxes.

In April 2000, the strategic partner converted its shares in PowerChannel Limited into shares of PCE and invested approximately (pound) 13 million (approximately $21 million) for new shares in PCE. As a result of the conversion and the cash investment, the strategic partner owned 23.5% of the fully diluted share capital of PCE.

The strategic partnership with Granada terminated in February 2001. As a result, the shares of PCE owned by Granada were returned to PCE, which, in turn were distributed to its remaining shareholders.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 4 - Investment in Unconsolidated Affiliate (Continued)

In accordance with accounting for the investment in PCE under the equity method, the Company is required to record capital transactions of PCE as if the investee were a consolidated subsidiary. Pursuant to this requirement, the Company, in 2002, recorded an increase of $3,103,764 in their investment in PCE and a corresponding increase in additional capital.

For the years ended December 2003 and 2002, the Company has recorded its pro-rata share of PCE's (loss) income amounting to $(37,142) and $(66,522), respectively.

Additionally, PCE's consolidated financial statements, which were audited by auditors, were issued as a going concern since the majority of PCE's assets and liabilities are to be transferred to the Company.

The following table provides condensed consolidated financial information about PCE as of December 31, 2003 and 2002 and for the years then ended:


                                  December 31,
                                        2003              2002
                                   ---------------   ---------------
Current Assets                        $ 3 881,314      $ 3,475,844
Total Assets                          $ 3,881,314      $ 3,475,844
Current Liabilities                   $   454,642          371,043
Total Liabilities                     $   454,642      $   371,043
Equity                                $ 3,881,314      $ 3,104,801
Revenues                              $         -      $   773,145
Net (Loss)                            $  (188,723)     $  (338,018)

          The  current   assets   included  in  the  above  table  includes


receivable from the Company aggregating approximately $3.9 million and $3.4 million in 2003 and 2002, respectively.

As of December 31, 2003 the Company has determined that there was an other than temporary decline in value of its investment in PCE. Accordingly, the Company has recognized an impairment charge to operations of $573,887 for the year ended December 31, 2003 representing this other than temporary decline in value, thereby reducing the carrying value to zero at December 31, 2003.

NOTE 5 - Convertible Notes Payable

On February 29, 2000, PowerChannel entered into subscription agreements with seven individuals and in conjunction with such agreements, issued Series A Convertible Notes. Pursuant to these notes, PowerChannel acquired $280,000 in investment capital and issued security interests at 7% interest for a term of three years. At the option of the note holders, these notes may be converted into common stock for the value of the note at a price of $0.1287 per share. A beneficial conversion amount was recorded in the amount of $280,000 and expensed in 2000. In December 2003, one $20,000 Series A Note was paid in connection with a settlement agreement (see Note 9).

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 6 - Note Payable - Other

On June 25, 2003, the Company borrowed $112,000 (the "June 2003 Note") from Knightsbridge Holdings, LLC ("Knightsbridge") pursuant to that certain Promissory Note and Security Agreement entered with Knightsbridge. In connection with the June 2003 Note, which bears interest at 5% per annum and is due March 2004, the Company granted a security interest in all of its inventories. In addition, several stockholders of the Company, including the CEO of the Company, pledged their shares (14,803,296 shares) to Knightsbridge to secure the June 2003 Note.

NOTE 7 - Related Party Transactions

                       Long Distance Direct Holding, Inc.

In August 1998, the Company entered into an agreement with Long Distance Direct Holding, Inc. ("LDDI") (an affiliate), which stipulates that LDDI will make certain employees available to the Company as needed to assist the Company in conducting its business. This agreement expired in August 1999. In consideration, the Company issued LDDI the right to purchase 2,000,000 shares at $.10 per share of the Company's stock. In august 1999, LDDI exercised its right.

During 2000, the Company loaned LDDI approximately $278,000 pursuant to a promissory note. The note requires interest to be paid at 7.5% per annum, with principal and all accrued interest due on June 30, 2001. If LDDI fails to repay the note in full at the maturity date, it shall deliver to the Company in satisfaction of the note, the number of shares of the Company's common stock based on each share being valued at $1 per shares. In April 2001, the maturity date of the note was extended to December 31, 2001 for additional consideration of $10,000. The note was repaid in 2001.

On January 7, 2000, the Securities and Exchange Commission filed an action in federal court against Long Distance Direct Holdings, Inc., alleging violations of the Securities and Exchange Act of 1934 for failing to file, or filing late, a number of the annual reports required to be filed on Form 10-K and some quarterly reports required to be filed on Form 10-Q from 1995 through 1999. Long Distance Direct Holdings, Inc. subsequently entered into a final judgment with the Commission, which was filed with the Court on March 7, 2000, enjoining Long Distance Direct Holdings, Inc. from failing to file accurate and complete reports required to be filed with the Commission. The final judgments\ further ordered that on or before April 30, 2000, Long Distance Holdings, Inc. file:

o a complete and accurate annual report on Form 10-K for fiscal 1998;
o Complete and accurate quarterly reports on Form 10-Q for the second through fourth quarters of 1999; and o Such other periodic reports which may become due prior to entry of the judgment.

The final judgment further provided the filing of a notification with the Court of the filing of its delinquent reports, and also that a copy of the Final Judgment be delivered to any incoming chief executive officer or president of Long Distance Direct Holding, Inc.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 7 - Related Party Transactions (Continued)

                 Long Distance Direct Holding, Inc. (Continued)

Long Distance Direct, Inc., a wholly owned subsidiary of Long Distance Holdings, Inc., is subject to an order of the Federal Communications Commission dated February 9, 2000, for willfully or repeatedly violating section 258 of the Communications Act of 1934.

LDDI has not complied with the terms of the final judgment concerning the Form 10-K and Form 10-Q filings. Long Distance Direct, Inc. filed for bankruptcy in January 2002.

                             PowerChannel Europe PLC

In 2002, the Company bought its entire inventory of set-top boxes from PCE. At December 31, 2002, the amounts due to PCE consisted of approximately $690,000 related to the aforementioned inventory purchase and approximately $2.8 million of loans and advances, which are due on demand and are not interest bearing. As of December 31, 2003, the amounts owed to PCE was $3,879,748 after giving effect to foreign currency translation.

NOTE 8 - Other Comprehensive Income (Loss) - Supplemental Non-Cash Investing Activities

Other comprehensive income (loss) consists of accumulated foreign translation gains and losses and is summarized as follows:



              Balance - December 31, 2001                 $(  337,616)
                Equity Adjustments from Foreign
                  Currency Translation                        130,199
                                                          ------------
              Balance - December 31, 2002                  (  207,417)
                Equity Adjustments from Foreign
                  Currency Translation                     (  418,532)
                                                          ------------
              Balance - December 31, 2003                 $(  625,949)
                                                          ============

NOTE 9 -          Stockholders' Equity (Deficit)
                  ------------------------------

                  Reverse Merger

               On July 21,  2003,  pursuant to a Stock  Purchase  Agreement  and


Share Exchange, as amended ("the Agreement"), between Sealant Solutions, Inc. and PowerChannel, Inc., a Delaware corporation, PowerChannel merged into Sealant Solutions, Inc. Pursuant to the Agreement, PowerChannel ceased to exist and Sealant Solutions, Inc. continued as the surviving corporation. In addition, Sealant Solutions, Inc. changed its name to PowerChannel, Inc. Under this agreement, Sealant agreed to issue shares equal to 85% of the fully diluted outstanding shares (or 9,117,525 shares) and an additional 485,552 shares on a pro-rata basis of Sealant Solutions, Inc. to PowerChannel, Inc. shareholders. In addition, 534,820 shares were issued in connection with the reverse merger to the former president of Sealant. Such shares are deemed "restricted" as defined under Rule 144 as promulgated under the Securities Act of 1933, as amended. Under the terms of the Agreement, PowerChannel, Inc. is the acquiring company. The merger was accounted for as a reverse merger, which effectively is a recapitalization of the target company and the consolidated financial statements presented are those of PowerChannel, Inc. The merged entity Sealant Solutions, Inc. and PowerChannel, Inc. are hereafter collectively referred to as "the Company".

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 9 - Stockholders' Equity (Deficit) (Continued)

                           Reverse Merger (Continued)

In connection with the Stock Purchase and Share Exchange Agreement, Sealant Solutions, Inc. increased its authorized common shares to 95,000,000 and preferred shares to 5,000,000 having a par value of $.01.



                  Stock Option Plan

               During 2001, the Company adopted the 2001 Stock Option Plan (the "2001 Plan"). The aggregate number of common shares that may be issued is


2,500,000. Any key employee shall be eligible to be granted options as determined by the Company's stock option committee. The price of the shares subject to each option shall not be less than 100% of the fair market value of such shares on the date such option is granted. Under this plan, options to purchase shares in the stock of PowerChannel Holdings, Inc. were as follows:
600,000 to James Gambrel, 250,000 to Michael Preston and 250,000 shares to Steven Lampert. The exercise price is $1.00 per share. This 2001 Plan and the outstanding options thereunder were cancelled during July 2003.

                              Stock Incentive Plan

In July 2003, the Company created a 2003 Stock Incentive Plan (the "2003 Plan") which permits the Company to make awards of stock options, stock appreciations rights, warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights. All employees of the Company and affiliates are eligible to participate. The number of shares that may be delivered or purchased under the plan are up to 3,000,000 shares at a par value of $.01.

During the year ended December 31, 2003 the Company issued an aggregate of 2,885,823 shares of common stock under the 2003 Plan. Such shares were issued to employees, officers and directors, consultants and other professionals for services. A summary of common stock issued under the 2003 Plan follows:



                                               Shares       Fair Market Value
Employees                                       556,870        $    153,418
Officers and Directors                          255,000             102,025
Consultants and Other Professionals           2,073,953           1,321,255
                                             -----------        ------------
                                              2,885,823         $ 1,576,698
                                             ===========        ============

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 9 - Stockholders' Equity (Deficit) (Continued)

Issuances of Common Stock and Stock Options in Connection with Consulting Agreements

On July 31, 2003, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Churchill Investments, Inc. ("Churchill"), pursuant to which the Company engaged Churchill to provide certain advisory services for a one-year term, for an aggregate fee of $250,000, which Churchill agreed to accept in the form of a non-recourse assignment (the "Non-recourse Assignment") of $280,000 Series A Notes (see Note 5). Following the execution and delivery of the Non-recourse Assignment, Churchill or its assignees, converted $110,539 of the Notes into 855,000 shares of common stock. The value of such shares in the amount of $579,700 has been charged to operations during the year ended December 31, 2003. The issuance of the shares of common stock in connection with the conversion of the Series A Notes may not have been in compliance with certain state and federal securities laws. The Company is currently unable to determine the amount of damages, if any, that it may incur as a result of this issuance, which include, but are not limited to, damages that may result from the Company having to rescind the issuance of these shares. The payment of damages could have a material adverse effect on the Company's revenues, profits, results of operations, financial condition and future prospects.

In connection with a one year consulting agreement entered into in June 2003, the Company issued 325,000 shares of common stock valued at $65,000. The value of the stock is being amortized over the life of the agreement. Amortization reported as stock based compensation amounted to $34,014 for the year ended December 31, 2003.

In connection with a one year consulting agreement entered into on November 24, 2003, the Company issued 750,000 shares of common stock valued at $172,500. The value of the stock is being amortized over the life of the agreement. Amortization reported as stock based compensation amounted to $17,486 for the year ended December 31, 2003. This consulting agreement was amended on January 20, 2004 (see Note 13).

In connection with a one year consulting agreement entered into on November 24, 2003, the Company issued 750,000 shares of common stock valued at $172,500. The value of the stock is being amortized over the life of the agreement. Amortization reported as stock based compensation amounted to $17,486 for the year ended December 31, 2003. This consulting agreement was amended on January 20, 2004 (see Note 13) and this consultant was also appointed in January 2004 as a director of the Company.

In connection with a one year consulting agreement entered into on November 24, 2003, the Company issued 1,250,000 shares of common stock valued at $287,500. The value of the stock is being amortized over the life of the agreement. Amortization reported as stock based compensation amounted to $29,143 for the year ended December 31, 2003. The Company also granted to the consultant common stock options having piggyback registration rights to purchase 1,200,000 shares to be exercisable over a 5 year period at $.20 per share. The Company estimated the fair value of these options to be $275,965, utilizing the Black-Scholes valuation method using the following assumptions: a risk-free interest rate of 3.1%, volatility of 339.44% and a term of 5 years. Such amount is being amortized over 12 months. Amortization amounted to $27,975 for the year ended December 31, 2003. This consulting agreement was amended in February and April 2004 (see Note 13).1

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 9 - Stockholders' Equity (Deficit) (Continued)

Issuances of Common Stock and Stock Options in Connection with Consulting Agreements
                                   (Continued)

In connection with a one year consulting agreement entered into on December 5, 2003, the Company issued 150,000 shares of common stock valued at $63,000. The value of the stock is being amortized over the life of the agreement. Amortization reported as stock based compensation amounted to $12,898 for the year ended December 31, 2003. This consulting agreement was amended on February 6, 2004 (see Note 13).

In connection with a one year consulting agreement entered into on December 12, 2003, the Company issued 450,000 shares of common stock valued at $180,000. The value of the stock is being amortized over the life of the agreement. Amortization reported as stock based compensation amounted to $9,863 for the year ended December 31, 2003. The Company also granted to the consultant common stock options having piggyback registration rights to purchase 1,200,000 shares to be exercisable over a 5 year period at $.40 per share. The Company estimated the fair value of these options to be $479,934, utilizing the Black-Scholes valuation method using the following assumptions: a risk-free interest rate of 3.1%, volatility of 339.44% and a term of 5 years. Such amount is being amortized over 12 months. Amortization amounted to $26,298 for the year ended December 31, 2003. The consultant is the nephew of the wife of the Company's president.

In December 2003 the Company agreed to issue 85,000 shares of common stock valued at $34,000 pursuant to a retainer agreement. Amortization reported as stock based compensation amount to $4,396 for the year ended December 31, 2003.

In December 2003, the Company entered into a settlement agreement with Ronald Adams, one of the Original Holders of the Series A Notes, whereby Adams agreed to cancel his Series A Note in consideration for the issuance of 150,000 shares valued at $136,500. Accordingly, a charge of $111,300 has been recognized during the year ended December 31, 2003.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                             Authorized Common Stock

PowerChannel, Inc. shareholders exchanged all of their shares of stock for an equal number of shares in PowerChannel Holdings, Inc. during 1999. Warrants for the purchase of 300,000 shares of common stock were outstanding at December 31, 2002 and 2001. These warrants were subsequently cancelled during July 2003.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 9 - Stockholders' Equity (Deficit) (Continued)

                                 Preferred Stock

PowerChannel's certificate of incorporation authorizes the issuance of "blank check" preferred stock with whatever designation, rights and preferences as may be determined by the Board of Directors. Accordingly, the Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation conversion, voting, or other rights, which could adversely affect the voting power and other rights of the holders of common stock. The preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of PowerChannel. The Company does not currently intend to issue any shares of preferred stock, however there can be no assurance that it will not do so.

NOTE 10 - Income Taxes

For income tax purposes, the Company had available net operating loss carryforwards ("NOL") at December 31, 2003 of approximately $19,000,000 to reduce future federal taxable income, if any. The NOL's expire at various dates from 2004 through 2023. The Company is not current with respect to its corporate income tax filings. There are certain limitations as to the future annual use of the NOLs due to certain changes in the Company's ownership pursuant to Internal Revenue Code Section 382. The amount of these limitations have not been determined as of December 31, 2003.

The Company had deferred tax assets of approximately $6,460,000 at December 31, 2003 resulting primarily from net operating loss carryforwards. The deferred tax assets have been fully offset by a valuation allowance resulting from the uncertainty surrounding their future realization. The difference between the federal statutory rate of 34% and the Company's effective tax rate of 0% is due to an increase in the valuation allowance of $1,268,000 and $659,000 in 2003 and 2002, respectively.

NOTE 11 - Commitments and Contingencies

                                Lease Commitments

The Company conducts its operations in office space owned by the Company's president under a two year operating lease expiring December 31, 2004. The lease provides for annual rent of $30,000.

Rent expense was approximately $46,000 and $87,500 for the years ended December 31, 2003 and 2002, respectively.

                              Employment Agreements

The Company entered into employment agreements with James Gambrell, Michael Preston and Steven Lampert on March 1, 2000. The agreements expired on February 28, 2003 and provided annual salaries of $250,000 for Mr. Gambrell and $200,000 each for Mr. Preston and Mr. Lampert. Additionally, the agreements provide for certain fringe benefits and stock options. Amounts paid to Messrs. Preston and Lampert aggregated to $390,000 for the year ended December 31, 2002. The aforementioned employment agreements were cancelled in July 2003. All corresponding liabilities owed to these employees under these agreements in excess of the amounts already paid have been waived.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 11 - Commitments and Contingencies (Continued)

                           Exclusive Agency Agreement

On August 1, 2001 the Company entered into an Exclusive Aging Agreement whereby the agent was appointed as exclusive sales representative to sell the Company's products throughout the United States Military resale market, commissary and exchange system, or other military resale markets worldwide. This exclusive agency agreement is for a five year term and has certain termination clauses.

                               Consulting Services

On June 23, 2003, the Company entered into an Engagement Letter with Knightsbridge Holdings, LLC, ("Knightsbridge") pursuant to which the Company engaged Knightsbridge to provide certain consulting and related services for a one-year term. As consideration for the services to be rendered under the Engagement Letter, the Company issued an aggregate of 625,000 shares of common stock valued at $625,000 to Knightsbridge. The Engagement Letter provides that the Company issue to Knightsbridge, or its designees, an amount of common stock of the Company, upon the closing of a merger/acquisition with a public company, in an amount not less than 11.50% of the fully diluted shares of the post merger company. The Engagement Letter further provides that such shares will have full ratchet anti dilution provisions for the term of the Engagement Letter. The Company believes that Knightsbridge failed to provide the consideration and services that were contracted for, and, as a result, does not intend to issue any additional shares to Knightsbridge. The Company has reserved for issuance however, 1,504,193 shares of common stock valued at $1,045,191 based upon the terms of the Engagement Letter. Such 1,504,193 shares of common stock to be issued have been reported as a component of stockholders' deficit. The value of these shares to be issued along with the original 625,000 shares issued is being amortized over one year. Amortization reported as stock based compensation amounted to $778,232 for the year ended December 31, 2003. There can be no assurance that Knightsbridge will not commence an action against the Company relating to its rights to receive the shares, or if instituted, that such action will not be successful. Although the Company believes that any action which may be commenced would be without merit, and it would vigorously defend any such action, the cost of such litigation can be substantial even if the Company were to prevail. Further, an unfavorable outcome could have a material adverse effect on the Company's revenues, profits, results of operations, financial condition and future prospects.

                                   Litigation

Except for the following, the Company is currently not party to any material legal proceedings.

In October 2003, a stockholder alleging investment fraud filed a claim in the Civil Court of the City of New York seeking damages in the amount of approximately $48,000.

In April 2003, a stockholder alleging investment fraud filed a claim in the Supreme Court of Nassau County seeking damages in the amount of $25,000 plus interest. The plaintiff has withdrawn his claim but may commence this action at a future point in time.

Management believes that the resolution of these claims will not have a material effect on the financial position or results of operations of the Company.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 11 - Commitments and Contingencies (Continued)

                             Antidilution Agreement

Steven Lampert, the Company's President, has entered into a Confidential Antidilution Agreement dated July 1, 2003 with Michael Fasci, a former director and officer of the Company. In consideration for Mr. Fasci agreeing to vote in favor of the reverse merger the Company entered into in July 2003, Mr. Lampert agreed to transfer to Mr. Fasci shares of his common stock so that Mr. Fasci's ownership would at all times be maintained at 10% of the outstanding shares of the Company. The term of this agreement is for three years. As a result, Mr. Lampert may be required to transfer all or a portion of his shares to Mr. Fasci.

                                Lack of Insurance

The Company, at December 31, 2003, did not maintain any liability insurance, workers' compensation, or other forms of general insurance. Although the Company is not aware of any claims resulting from absence of coverage, there is no assurance that none exist. Management plans to obtain coverage as soon as possible.

                               Accrued Liabilities

Included in accrued liabilities are federal payroll taxes payable of approximately $150,000 under federal tax liens.

NOTE 12 - Licensing Agreements

The Company entered into an Intellectual Property License Agreement in 2000 with PCE (see Note 4). The Company is the owner of certain inventions, technology, expertise, know-how and intellectual property, which PCE wishes to use. Pursuant to the terms of the agreement, the Company has granted PCE a non-transferable exclusive use of the technology in Europe. In consideration PCE has agreed to pay the Company an initial payment of $10,000 as well as monthly costs incurred by the Company for development work. During the period August 10, 1998 (inception) through December 31, 2003, PCE paid the Company $1,894,348, pursuant to this agreement, of which $1,884,348 is recorded in the financial statements as license fees. There were no amounts paid for the years ended December 31, 2003 and 2002.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 12 - Licensing Agreements

On August 12, 1998, PowerChannel, Inc. entered into a licensing agreement with America Interactive Media, Inc. (AIM) to offer free Internet access to consumers, utilizing AIM supplied set-top appliances and AIM provided Internet service provider (Web Passport Network). This licensing agreement was superseded by a new agreement dated May 19, 1999. The new agreement granted to PowerChannel, Inc. an exclusive worldwide license with the right to sublicense the "WebPassport System", the "WebPassport Intellectual Property" and the "WebPassport Technology". PowerChannel, Inc. signed a convertible promissory note in the amount of $1,090,000 at an interest rate of 3% above the prime rate, which was scheduled to mature on December 31, 2000. This note represented $90,000 in set-top appliances and $1,000,000 in prepaid license fees. During 1999, AIM sent PowerChannel, Inc. notification that is was terminating the license agreement and requested payment in full of the underlying note. PowerChannel, Inc. disputed the termination notice with AIM and entered into discussions to settle the dispute. On June 30, 2000, the parties entered into a termination agreement, which rescinded all previous agreements. Pursuant to this termination agreement, PowerChannel Holdings, Inc. issued AIM 288,000 shares of its common stock as payment in full for PowerChannel, Inc. retaining possession of the set-top appliance (costing $90,000) and as settlement for the $53,000 which was owed to AIM as reimbursement of certain operating costs as called for under the May 19th agreement. Additionally, the Company issued AIM 50,000 warrants for shares at $2.50 per share, which are exercisable for 3 years. These warrants were cancelled in July 2003. AIM and PowerChannel, Inc. agreed to release each other from all other liabilities associated with their relationship.

NOTE 13 - Subsequent Events

                            2004 Incentive Stock Plan

During January 2004, the Company adopted the 2004 Incentive Stock Plan (the "2004 Plan") under which options (either incentive or nonqualified), stock awards and restricted stock purchase offers, covering an aggregate amount of 2,000,000 shares of common stock, may be granted to officers, directors, employees and consultants of the Company. The exercise price established for any awards granted under the Plan, shall be determined by a Compensation Committee appointed by the Company's Board of Directors. The exercise price of incentive stock options cannot be less than 100% (110% for 10% or greater shareholder employees) of the fair market value ("FMV") at the date of grant and the exercise price of nonqualified options cannot be less than 85% of the FMV at the date of grant. The exercise period of incentive options cannot extend beyond 10 years from the date of grant and nonqualified options cannot extend beyond 10 years from the date of grant.

                              Employment Agreement

On February 10, 2004 the Company entered into an employment agreement with its Chief Executive Officer. The agreement is for a one year term with annual renewal options. It provides for an annual base salary of $160,000, annual performance bonuses, stock and stock option eligibility, and employee benefits.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 13 - Subsequent Events (Continued)

                                Private Placement

During February and March 2004 the Company sold 99.5 Units to private investors, each Unit consisting of 50,000 shares of common stock and 50,000 common stock purchase warrants at a price of $25,000 per Unit, pursuant to a private placement memorandum that called for a maximum offering of 50 Units. In connection with this offering the Company issued an aggregate of 4,975,000 shares of common stock and 4,975,000 common stock purchase warrants. The warrants are exercisable into one share of common stock at an exercise price of $.75 per warrant. The warrants are callable when the five-day average closing bid price of the common stock equals or exceeds $1. The warrants are exercisable for a period of 36 months from the final closing of the offering. In connection with this offering the Company received gross proceeds of $2,487,500 and incurred offering costs of approximately $265,000.

                              Consulting Agreements

On January 20, 2004 the Company agreed to issue an additional 260,943 shares of common stock and make payment of $10,000 to a consultant in lieu of additional compensation bonuses relating to a one year consulting agreement originally entered into on November 24, 2003.

On January 20, 2004 the Company agreed to issued an additional 270,943 shares of common stock to a consultant in lieu of additional compensation bonuses relating to a one year consulting agreement originally entered into on November 24, 2003. This consultant was also appointed in January 2004 as a director of the Company.

                        Consulting Agreements (Continued)

On February 6, 2004 the Company agreed to issue an additional 50,000 shares of common stock to a consultant as additional compensation relating to a one year consulting agreement originally entered into on December 4, 2003. This consulting agreement was subsequently terminated in April 2004.

On April 9, 2004 the Company entered into Amendment No. 1 to the Amended and Restated Consulting Agreement, effective as of February 9, 2004, with a consultant. The Company had previously entered into a consulting agreement on November 24, 2003 and an Amended and Restated Consulting Agreement effective as of January 20, 2004 with the consultant. The amendments provide issuance of an additional 860,943 shares of common stock and payment of $202,000 to the consultant. In consideration for extending the term of the Restated Agreement to November 24, 2005, the Corporation will grant the consultant 2,000,000 options with a five year term and piggyback registration rights. The exercise price of the options is $1. per share.

                                 Series A Notes

In January 2004, the Company paid an aggregate of $215,695 principal and $84,121 accrued interest to four of the remaining Original Holders of the Series A Notes in full and final satisfaction for the Company's remaining obligations due under their Series A Notes.

                       POWERCHANNEL, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 13 - Subsequent Events (Continued)

                                      Other

In May 2004, the Company and Churchill entered into a mutual release whereby the parties released each other party from all obligations with respect to the Consulting Agreement and the Non-recourse Assignment. In addition, Churchill agreed to reassign the remaining outstanding balance of the Series A Notes in the amount of $169,461 to the Company and the Company agreed to indemnify Churchill for any losses due to claims instituted by third party purchasers of shares issued upon conversion of the Series A Notes.

In addition, in May 2004, the Company paid off the balance owed in connection with the June 2003 Note. Simultaneously with such the payment of the outstanding balance of the June 2003 Note, Knightsbridge agreed to (i) release its security interest on the Company's inventory and (ii) return all of the shares that had been pledged to it as collateral for the June 2003 Note. In addition, the Company and Knightsbridge entered into a mutual release whereby the parties released each other from all obligations with respect to the June 2003 Note.

You  should  rely only on the  information  contained  in
this  prospectus.   We  have  not  authorized  anyone  to
provide   you  with   information   different   from  the
information  contained in this prospectus.  This document
may  only  be  used   where  it  is  legal  to  sell  the
securities. The information in this document may only be accurate on the date of this document.

                                                               17,645,365 SHARES

                                                                     OF OUR

                                                                 OF COMMON STOCK

                    TABLE OF CONTENTS
                                                                          Page
Prospectus Summary                                                          2
Risk Factors                                                                4
Use Of Proceeds                                                            12                   PowerChannel, Inc.
Market For Common Equity And Related Stockholder
     Matters                                                               12
Management's Discussion And Analysis Or Plan Of
     Operation                                                             14
Business                                                                   22
Management                                                                 28
Certain Relationships And Related Transactions                             31                    ________________
Security Ownership Of Certain Beneficial Owners
     And Management                                                        33                       PROSPECTUS

                                                                                                 ________________
Description Of Securities                                                  34
Plan Of Distribution                                                       36
Selling Stockholders                                                       38
Legal Matters                                                              44
Experts                                                                    44
Available Information                                                      45
Index To Financial Statements                                             F-1                    ______________, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT



SEC Registration fee                 $ 1,056.75
Accounting fees and expenses          10,000.00*
Legal fees and expenses               35,000.00*
Miscellaneous                          5,000.00
                                    -----------
                         TOTAL      $ 51,056.75*
                                    ===========



* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In January 2001, the Company issued 1,381,500 pre-split shares of common stock to the sole officer of the Company in exchange for the cancellation of $13,815 of indebtedness.

In April 2001, the Company issued 354,548 pre-split shares of common stock at $.05 per share to the sole officer of the Company in exchange for $4,284 of indebtedness and $16,250 of services rendered to the Company. Also, the Company issued 222,977 pre-split shares to its six creditors in cancellation of debt. In May 2001, the Company issued another 10,366 pre-split shares for legal services. There was 2,625,000 pre-split shares at $.04 per share issued pursuant to a placement memorandum for $105,000.

In September 2001, the Company issued 400,000 pre-split shares of common stock at $.10 per share to the Company's board of directors.

In October 2001, the Company issued 150,000 shares of common stock at $.17 per share for services rendered.

In November 2001, the Company issued 50,000 shares of common stock pursuant to a private placement memorandum.

In January 2002, the Company issued 4,360,467 pre-split restricted shares of common stock to the sole officer of the Company in exchange for the cancellation of $87,209 of indebtedness.

In February 2002, the Company sold 12,500,000 pre-split shares of its restricted common stock at $.02 per share to an accredited investor pursuant to a private placement which shares were subsequently purchased by the sole officer of the Company.

In April 2002, the Company issued 50,000 pre-split restricted shares of common stock to a non-affiliate in consideration of a full release of all claims against the Company in connection with the Lady Ole cosmetics business.

In November 2002, the Company issued 750,000 pre-split restricted shares of common stock to two (2) non-affiliates in full settlement of pending litigation.

In December 2002, the Company effectuated a 1-for-50 reverse stock split of the Company's common stock.

On July 21, 2003, pursuant to a Stock Purchase Agreement and Share Exchange, as amended, between our company and PowerChannel, Inc., a Delaware corporation, PowerChannel merged into our company. Pursuant to the Stock Purchase Agreement, PowerChannel ceased to exist and we continued as the surviving corporation. Under this agreement, we issued 10,137,897 shares of our common stock. Such shares are deemed "restricted" as defined under Rule 144 as promulgated under the Securities Act of 1933, as amended. Under the terms of the agreement, we are the acquiring company.

To obtain funding for our ongoing operations, pursuant to an offering conducted under Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, we sold units to accredited investors with each unit consisting of 50,000 shares of common stock and 50,000 common stock purchase warrants at a price of $25,000 per unit. In connection with this offering we issued an aggregate of 4,975,000 shares of common stock and 4,975,000 common stock purchase warrants. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at an exercise price of $.75 per warrant. At anytime after the filing of this registration statement, we may call the warrants when the five-day average closing bid price of the common stock equals or exceeds $1.00. The warrants are exercisable for a period of thirty-six months from the final closing of the offering.

On November 24, 2003, the Company entered into a consulting agreement with James
D. Davidson, a director of the Company, pursuant to which Mr. Davidson has agreed to provide certain corporate planning and financial restructuring advice to the Company for a period of one year. Thereafter, on January 20, 2004, the Company and Mr. Davidson entered into an amended and restated consulting agreement. Pursuant to the consulting agreement, as amended, as partial consideration the Company issued Mr. Davidson an aggregate of 1,020,943 shares of common stock with piggyback registration rights.

On November 24, 2003, the Company entered into a consulting agreement with Salvatore Russo pursuant to which Mr. Russo has agreed to provide certain corporate planning and financial restructuring advice to the Company for a period of one year, which was extended for an additional year. This agreement was amended on January 20, 2004 and again on February 9, 2004. As partial consideration for services provided, Mr. Russo received (i) 750,000 shares of common stock, (ii) stock options with a term of five years to purchase 1,200,000 shares of common stock at $.20 per share and (iii) stock options with a term of five years to purchase 2,000,000 shares of common stock at $1.00 per share.

On November 24, 2003, the Company entered into a consulting agreement with G. Robert Tatum pursuant to which Mr. Tatum has agreed to provide certain corporate planning and financial restructuring advice to the Company for a period of one year. Thereafter, on January 20, 2004, the Company and Mr. Tatum entered into an amended and restated consulting agreement. Pursuant to the consulting agreement, as amended, the Company issued Mr. Tatum 1,010,943 shares of common stock with piggyback registration rights.

On December 12, 2003, the Company entered into a consulting agreement with Barry Honig pursuant which Mr. Honig agreed to provide certain business advice to the Company for a period of one year. In consideration for entering into the agreement, the Company issued 1,200,000 shares of common stock at an exercise price of $.40 per share. The options are exercisable for a period of five years and vest in increments of 250,000 on the first day of each month.

In December 2003, the Company entered into a settlement agreement with Ronald Adams, a note holder, whereby Mr. Adams agreed to cancel his Series A Note in consideration for the issuance of 150,000 shares.

On April 22, 2004, the Company issued 120,000 shares of common stock to Michael Fasci, a former director and officer of the Company. The Company issued these shares in consideration for the forgiveness of debt owed to Mr. Fasci by Advantage Fund I, LLC, which such debt was assumed by the company in connection with a settlement agreement entered with Advantage Fund LLC.

On June 30, 2004, the Company acquired 38.44% of PowerChannel Europe PLC for $77,455 from Steven Lampert, the CEO and a director of the Company, and Michael Preston. The Company issued an aggregate of 286,687 shares of common stock to Mr. Lampert and Mr. Preston. Concurrently therewith, the 286,687 shares were returned to the Company by Mr. Lampert and Mr. Preston as capital contributions.

During the quarter ended June 30, 2004, the Company issued 120,000 shares of common stock to Michael Fasci, the Company's former director, valued at $75,600 as payment of consulting fees.

In July 2004, the Company issued 500,000 shares of common stock to Isaac Weinhouse in consideration for consulting services.


* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of PowerChannel or executive officers of PowerChannel, and transfer was restricted by PowerChannel in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings. ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean PowerChannel, Inc., a Delaware corporation.

Exhibit No.               Name of Exhibit

3.1        Certificate of Incorporation(1)

3.2        Bylaws(2)

3.3        Certificate of Amendment to the Certificate of Incorporation(2)

3.4        Certificate of Amendment to the Certificate of Incorporation (4)

3.5        First Amended Plan of Reorganization(2)

3.6        Order confirming Debtor's First Amended Plan of Reorganization(2)

5.1        Sichenzia Ross Friedman Ference LLP Opinion and Consent(4)

10.1 Stock Purchase Agreement and Share Exchange entered between Sealant Solutions, Inc. and PowerChannel, Inc. (3)

10.2 Amendment No. 1 to Stock Purchase Agreement and Share Exchange entered between Sealant
           Solutions, Inc. and PowerChannel, Inc. (3)

10.3       Employment Agreement entered between the Company and Steven
           Lampert(4)

10.4 V-ISP/Proxy Hourly Rate Service Agreement dated January 19, 2004 between the Company and Critical Hub Networks Corp., d/b/a Caribe.Net(5)

10.5 Amended and Restated Consulting Agreement dated January 24, 2004 entered between Salvatore Russo and the Company (5)

10.6 Consulting Agreement dated December 12, 2003 entered between Barry Honig and the Company(5)

10.7 Amended and Restated Consulting Agreement dated January 20, 2004 entered between James D. Davidson and the Company(5)

10.8 Amended and Restated Consulting Agreement dated January 20, 2004 entered between G. Robert Tatum and the Company(5)

10.9 Amendment No. 1 to the Amended and Restated Consulting Agreement between Salvatore Russo and the Company dated April 9, 2004(5)

10.10 Amendment No. 2 to the Amended and Restated Consulting Agreement between Salvatore Russo and the Company dated May 10, 2004(5)

10.11      Form of Warrant issued in connection with December 2003 Private
           Placement(5)

21.1       Subsidiaries of the Registrant (6)

23.1 Consent of Yohalem Gillman & Company LLP Independent Certified Public Accountant.

23.2 Consent of Wolinetz, Lafazan & Company, P.C. Independent Registered Public Accountant.

23.3       Consent of legal counsel (see Exhibit 5.1).

_______________________

(1)  Filed as an exhibit to the Company's registration statement of Form S-18 .
(2) Filed as an exhibit to the Company's annual report on Form 10-KSB for the year ended December 31, 1999.
(3) Filed as an exhibit to the Company's Form 8-K Current Report filed July 27, 2003.
(4) Filed as an exhibit to the Company's Form SB-2 Registration Statement filed February 12, 2004)
(5) Filed as an exhibit to the Company's Form SB-2/A Registration Statement filed June 29, 2004)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of New City, State of New York, on November 1, 2004.

                               POWERCHANNEL, INC.


                               By:/s/ Steven Lampert
                                  ------------------
                               Name:  Steven Lampert
                               Title: CEO, President, CFO, Chairman of the Board

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

------------------------ ----------------------------------- -------------------
Name                     Title                               Date
------------------------ ----------------------------------- -------------------
                         CEO, President, CFO and Chairman    November 1, 2004
/s/Steven Lampert        of the
------------------------ ----------------------------------- -------------------
Steven Lampert           Board
------------------------ ----------------------------------- -------------------

------------------------ ----------------------------------- -------------------
/s/James Davidson        Director                            November 1, 2004
------------------------ ----------------------------------- -------------------
James Davidson
------------------------ ----------------------------------- -------------------

------------------------ ----------------------------------- -------------------